EXHIBIT 20(b)
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                          ADDENDUM DATED MARCH 6, 1998
                                       TO
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                             DATED NOVEMBER 28, 1997

--------------------------------------------------------------------------------

                              The Tirex Corporation
                                 (the "Company")

                                    85 Units

                                 PLACEMENT AGENT

                             H.J. MEYERS & CO., INC.
                              1895 Mt. Hope Avenue
                            Rochester, New York 14620
                                 (716) 256-4600

                                  March 6, 1998
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

         ADDITIONAL FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------

     In addition to the filings of the Company with the Securities and Exchange Commission (the "Commission"), attached to the Confidential Private Offering Memorandum, dated November 5, 1997, of the Tirex Corporation (the "Company"), as Exhibits, the following Commission filings are available upon request without charge. Requests should be directed to John Threshie, Secretary, The Tirex Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5. Telephone:
(514) 878-0727; Facsimile: (514) 878-9847.

Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997.

Current Report on Form 8-K of Registrant, dated February 3, 1998.

                          ADDENDUM, DATED MARCH 6, 1998
                                       TO
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                              of November 28, 1997

Name of Offeree________________________                           Copy No. _____

--------------------------------------------------------------------------------

                                    85 Units

                                $25,000 per Unit

                              THE TIREX CORPORATION

--------------------------------------------------------------------------------

     THE FOLLOWING IS AN ADDENDUM TO THE CONFIDENTIAL PRIVATE PLACEMENT OFFERING MEMORANDUM, DATED NOVEMBER 28, 1997, OF RPM INCORPORATED AND THE TIREX CORPORATION (THE "OFFERING MEMORANDUM") EXCEPT WHERE THIS ADDENDUM MODIFIES THE OFFERING MEMORANDUM, IT IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED
DESCRIPTIONS OF THE COMPANY AND ITS BUSINESS APPEARING IN THE OFFERING MEMORANDUM AND THE EXHIBITS THERETO, FOR A COPY OF WHICH HAS BEEN PROVIDED TO YOU.



1. Completion of Merger of RPM Incorporated into Tirex Acquisition Corp. Continuation of Offering by the Tirex Corporation

     On January 20, 1998, RPM Incorporated ("RPM") was merged with and into Tirex Acquisition Corp. ("TAC"), a wholly-owned subsidiary of the Tirex Corporation ("Tirex"). The merger was effected after an initial closing of a private placement of the securities of RPM (the "Private Placement") made pursuant to the Offering Memorandum which this Addendum modifies and to which this Addendum is attached. The said merger (the "RPM Merger") was effected upon completion of sales of 30.5 Units yielding gross proceeds in the amount of $314,150. In effectuation of the RPM Merger: (i) Tirex exchanged one share of its common stock for every issued and outstanding share of RPM common stock and assumed RPM's liabilities and obligations under its 10% subordinated, convertible debentures in the aggregate principal amount of $305,000; (ii) All of the proceeds from the Private Placement remained in RPM when it was merged into TAC, which was the surviving entity. Since the RPM Merger, Tirex has continued to offer and sell, directly, the balance of the securities which had originally been offered by RPM in the Private Placement, with the exchange of RPM common stock for Tirex common stock and Tirex's assumption of the RPM debentures being deemed to have occurred concurrently with the RPM Merger. All of the Units sold in the Private Placement, as continued by Tirex subsequent to the merger, consist of 10,000 shares of Tirex's common stock and one Tirex 10% convertible debenture in the principal amount of $10,000. On January 23, 1998 Tirex closed on sales of an additional 8.5 Units, which yielded net proceeds of $78,795, and on February 17, 1998, a third closing on sales of an additional 5.5 Units, yielding net proceeds of $50,985, was held. Completion of the Private Placement, if it occurs, would yield additional gross proceeds in the amount of $417,150.

     The remainder of 40.5 Units will continue to be offered by Tirex until March 31, 1998, unless Tirex and the Placement Agent agree to extend the offering period.

2.  Other Material Changes

     On January 28, 1998 Tirex authorized the issuance of 600,000 shares of Common Stock to Louis V. Sanzaro pursuant to the terms of his consulting agreement (the "L. Sanzaro Consulting Agreement"), executed at such date and deemed by the parties to be effective as of January 1, 1997. Total compensation under the L. Sanzaro Consulting Agreement consists of the said 1,000,000 shares of Common Stock, 600,000 of which have been issued, as described above, and the balance of 400,000 of which will be issued at such time as the parties agree.

     On January 28, 1998, Tirex authorized the issuance of an aggregate of 4,000,000 shares to two of its executive officers and to its corporate attorney, at a price of $.001 per share, as follows: Terence C. Byrne - 2,000,000, Louis
V. Muro - 1,000,000, and Frances Katz Levine - 1,000,000. Such sales were made pursuant to the exercise of options granted to such persons and subsequently amended, as follows: On September 3, 1997, Registrant granted to the foregoing individuals options to purchase the respective number of shares set forth above at an exercise price equal to the full market price of the Common Stock at such date, as follows: Terence C. Byrne - 2,000,000, Louis V. Muro - 1,000,000, and Frances Katz Levine - 1,000,000 (the "1997 Options"). Such bonuses were granted for the fiscal year ended June 30, 1997 pursuant to the terms of their respective employment agreements with Registrant. On January 13, 1998,
Registrant granted to each of these persons a bonus (the "1998 Bonus"), under the terms of their respective employment agreements, for the fiscal year which will end on June 30, 1998 (the "1998 Bonuses"). The 1998 Bonuses consisted of amendments to the terms of the 1997 Options, reducing the option exercise price $.001 per share.

     Effective February 3, 1998, the certificate of incorporation of Tirex was amended so as to change the amount of capital stock, which Tirex is authorized to issue, from 70,000,000 shares of Common Stock, par value $.001 per share to 69,900,000 shares of Common Stock, par value $.001 per share and 100,000 shares of Open Stock, par value $.001 per share, and to invest in the Board of Directors the power to designate the Open Stock in one or more classes and/or series, with such rights and preferences as the Board of Directors shall determine.

     Management has agreed with the Placement Agent to obtain the Agreement of all Officers, Directors, and 5% or more shareholders of Tirex to refrain from selling any of the shares of Common Stock held by them during the period which shall commence as at the Closing of this Offering and which shall end 60 days after the effective date of a Registration Statement which includes the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Debentures, which are included in the Units.

     I have read this Addendum in conjunction with the Offering Memorandum, a copy of which was furnished to me together with this Addendum.


Dated: ____________________                        __________________________
                                                      Signature of Investor

--------------------------------------------------------------------------------

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

--------------------------------------------------------------------------------

                                RPM INCORPORATED
                                     ("RPM")

                   To Be Merged With and Into A Subsidiary of

                              THE TIREX CORPORATION
                                 (The "Company")

                                    85 Units


                                 PLACEMENT AGENT

                             H.J. MEYERS & CO., INC.
                              1895 Mt. Hope Avenue
                            Rochester, New York 14620
                                 (716) 256-4600

                                November 28, 1997

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
Exhibits ..................................................................    4
List of Filings with the Securities and Exchange Commission ...............    5
Cover Page ................................................................    6
Investor Notices ..........................................................    7
Jurisdictional Notices and Representations ................................   11
Available Information .....................................................   12
Concurrent Offering and Proposed Merger ...................................   13
Confidentiality ...........................................................   14
Independent Evaluation ....................................................   14
Use of Proceeds ...........................................................   15
Terms of the Offering .....................................................   18
         General ..........................................................   18
         Restrictions on Transferability ..................................   18
         Investor Suitability Standards ...................................   18
         Plan of Distribution .............................................   19
         Further Information ..............................................   19
         Subscription Payments ............................................   19
The Offering ..............................................................   20
         Securities Offered ...............................................   20
         The Merger .......................................................   21
         Minimum Purchase .................................................   22
         Capital Stock Outstanding
  Prior to Offering .......................................................   22
Risk Factors ..............................................................   22
Use of Proceeds ...........................................................   22
Risk Factors ..............................................................   22
         Development Stage Company
           No Assurance as to Future Profitable Operations ................   23
         No Guarantee of Product Acceptance in Market .....................   23
         Need for Substantial Additional Capital ..........................   23
         Possibility of Material Changes in Offering
           Terms; NASD Review .............................................   24
         Risk of Company's Inability to
           Repay Debentures ...............................................   24
         No Collateral Security ...........................................   24
         Restricted Securities ............................................   24
         Proposed Public Offering; Reverse Split ..........................   25
         Arbitrary Offering Price .........................................   25
         Broad Discretion in
           Use of Proceeds ................................................   25
         Additional Interest Income
           Original Issue Discount ........................................   25
         Dependance on Key Personnel ......................................   26

          Dependance on Major Customer ....................................   26
          Control by Present Officers .....................................   26
          Experience of Management ........................................   26
          Uncertainty of Product and
             Technology Development: Technological Factors ................   27
          Protection of Tirex Proprietary Technology
             and Potential Infringement ...................................   27
          Limited Public Market ...........................................   27
          Applicability of "Penny Stock Rules to
            Broker-Dealer Sales of Company Common Stock ...................   28
          Regulatory and Environmental Considerations .....................   29
          Production and Supply ...........................................   29
          Technological Changes ...........................................   30
          Competition .....................................................   30
          No Dividends and None Anticipated ...............................   31
          Shares Available for Resale .....................................   31
          Authorization of Preferred Stock ................................   31
          Affiliated Persons to be
Paid Out of Proceeds ......................................................   31
Price Range of Securities
  of The Tirex Corporation ................................................   32
Shareholders ..............................................................   33
Dividends .................................................................   33
Business of RPM ...........................................................   33
Business of The Tirex Corporation .........................................   34
History ...................................................................   34
         The Scrap Tire Disposal Business .................................   35
         Products and Services ............................................   36
           Proposed Product - The TCS-1 System ............................   36
           Proposed Services
             TCS-1 System Service and Support .............................   47
         Proposed Tire Shredding Operations ...............................   49
         Sales and Marketing ..............................................   50
           Sales ..........................................................   50
           Backlog ........................................................   53
           Dependence on Major Customer ...................................   54
           Marketing and Distribution .....................................   54
         Canadian Operations ..............................................   58
           Tirex Canada ...................................................   58
           The Tirex Canada License .......................................   58
           Canadian Financial Assistance
             Grants and Commitments .......................................   58
         Research and Development .........................................   60
         Employees ........................................................   60
         Patent Protection ................................................   60
         Competition ......................................................   61
         Government Regulation ............................................   62
         Properties .......................................................   63
Legal Proceedings .........................................................   63
         RPM Incorporated .................................................   63
         The Tirex Corporation ............................................   63

Description of Securities..................................................   64
Management of RPM..........................................................   66
Principal Shareholders of RPM..............................................   68
Management of The Tirex Corporation........................................   69


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                                    EXHIBITS

--------------------------------------------------------------------------------

Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended
  September 30, 1997...........................................................A

Annual Report of the Company on Form 10-KSB for the fiscal year ended
  June 30, 1997................................................................B

Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended
  March 31, 1997...............................................................C

Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended
  December 31, 1996............................................................D

Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended
  September 30, 1996...........................................................E

Current Report of the Company on Form 8-K, dated July 11, 1997.................F

Current Report of the Company on Form 8-K, dated June 24, 1997.................G

Current Report of the Company on Form 8-K, dated March 7, 1997.................H

Current Report of the Company on Form 8-K, dated February 5, 1997..............I

Current Report of the Company on Form 8-K, dated January 10, 1997..............J

Current Report of the Company on Form 8-K, dated December 22, 1996.............K

Merger Agreement...............................................................L

Form of 10% Convertible Subordinated Debenture.................................M

Form of Securities Purchase Agreement..........................................N

Form of Lock-Up Agreement......................................................O

Escrow Agreement...............................................................P

Consulting Agreement, Dated June 9, 1997,
   Among, RPM, Tirex, et al....................................................Q

--------------------------------------------------------------------------------

           LIST OF FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

--------------------------------------------------------------------------------

     RPM has never filed a Registration Statement or any Reports with the Securities and Exchange Commission (the "Commission"). In addition to the filings made by Tirex with the Commission and attached to this Offering
Memorandum as Exhibits, the following Commission filings are available upon request without charge. Requests should be directed to John Threshie, Secretary, The Tirex Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5.
Telephone: (514) 878-0727; Facsimile: (514) 878-9847.

Annual Reports on Forms 10-KSB for the fiscal years ended June 30, 1995 and 1996.

Quarterly Reports on Forms 10-QSB for the quarters ended September 30, 1995, December 31, 1995, and March 31, 1996.

Quarterly Reports on Forms 10-QSB for the quarters ended September 30, 1994, December 31, 1994, and March 31, 1995.

Registration Statement on Form S-8, as amended, filed with the Commission on August 27, 1997, Registration No. 333 - 34369.

Registration Statement on Form S-8, filed with the Commission on March 31, 1997,
  Registration No. 333 - 23759.

Registration Statement on Form S-8, filed with the Commission on July 22, 1996,
  Registration No. 333 - 5310.

Registration Statement on Form S-8, filed with the Commission on June 20, 1996,
  Registration No. 333 - 5090.

Current Report on Form 8-K of Registrant, dated December 31, 1995.

Annual  Reports on Forms 10-K of  Registrant  for the years ended June 30, 1989,
  1990, 1991, 1992, 1993, and 1994.

Transition  Report on Form 10-K of Registrant for the transition  period January
  1, 1989 through June 30, 1989.

Annual Report on Form 10-K of Registrant for the year ended December 31, 1988.

Registration Statement on Form S-18, as amended, File No. 33-17598-NY.

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                November 28, 1997

Name of Offeree________________________                           Copy No. _____

--------------------------------------------------------------------------------

                                    85 Units
                                $10,300 per Unit

                                RPM INCORPORATED
      A Privately Held Corporation Which, Upon Completion of this Offering,
              Will Merge With and Into a Newly Formed Subsidiary of

                              THE TIREX CORPORATION

--------------------------------------------------------------------------------

RPM Incorporated, a Delaware corporation ("RPM"), is offering to sell through H.J. Meyers & Co., Inc., as placement agent (the "Placement Agent"), up to 85 units (the "Units") of its securities (the "Offering" or the "Private Placement") ) at a price of $10,300 per Unit. The Units are being offered only to "accredited investors", as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"), with the requisite investment sophistication and ability to bear the economic risk of an investment in the Units, including the possibility of the loss of the entire investment. Each Unit consists of one 10% Convertible Subordinated Debenture in the principal amount of $10,000 (the "Debenture") and 10,000 shares (the "RPM Shares") of the common stock of RPM, $.0001 par value ("RPM Common Stock"). RPM has entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Tirex Corporation ("Tirex" or the "Company") and a newly formed subsidiary of Tirex that provides, subject to certain legal conditions, that upon an initial closing of this Offering (the "Initial Closing") to take place after the sale of not less than 30 Units: (i) RPM will merge with and into the Tirex subsidiary; (ii) each of the Debentures sold by RPM prior thereto will be assumed by Tirex and become convertible into shares of Tirex common stock; and
(iii) all of the RPM Shares sold by RPM prior thereto will be exchanged for the same number of shares of the common stock of Tirex ("Tirex Common Stock"). The consummation of the transactions contemplated by the Merger Agreement are a condition to the Initial Closing of this Offering. Accordingly, an investment in the Units offered hereby will necessarily be an investment in Tirex and not in RPM. All sales of the Units offered hereby, made after the Initial Closing and the Merger, will be made directly by Tirex and Tirex's assumption of the Debentures and the exchange of RPM Shares for shares of Tirex Common Stock will be deemed to have occurred concurrently with the Merger. For further information concerning the securities being offered hereunder, see page 20, "The Offering". The Units will be offered and sold on behalf of RPM by the Placement Agent, a broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD"). The Placement Agent may also utilize the services of other broker-dealers ("Selected Dealers") who are members of the NASD in connection with the offer and sale of the Units. The first 30 Units will be offered and sold on a "best efforts, all-or-none" basis. The remaining 55 Units will be offered and sold on a "best efforts" basis.

================================================================================
                                                                     Proceeds to
                                     Price to     Placement Agent       RPM or
                                    Investors      Commissions(1)      Tirex(2)
                                    ---------      --------------      --------

Per Unit (Investors) .............  $ 10,300         $  1,030         $  9,270
Minimum ..........................   309,000           30,900          278,100
Maximum ..........................   875,500           87,550          787,950

================================================================================

(1) Before deduction of expenses of the offering payable by RPM or Tirex, as the case may be,, estimated to be approximately $266,000 (for the Minimum) and $761,000 (for the Maximum). See "PLAN OF DISTRIBUTION."

(2) The Offering is for the sale of a minimum of 30 Units (the "Minimum") and a maximum of 85 Units (the "Maximum"). Prior to the sale of the Minimum, all proceeds from the sale of the Units being offered hereby will, upon payment by the subscribers thereof, be placed in an escrow account (the "Escrow Account") with Harter, Secrest & Emery, 700 Midtown Tower, Rochester, NY 14604, as escrow agent (the "Escrow Agent"). All proceeds will be promptly refunded in full, without interest or deduction, unless at least 30 Units have been sold on or before December 31, 1997 (the "Offering Period"); provided however, that RPM or Tirex, as the case may be, and the Placement Agent, in their sole discretion, may agree to extend such Offering Period for one or more 30-day periods. If at least the Minimum of 30 Units have been subscribed for on or before the termination of the Offering Period, the proceeds being held in the Escrow Account will be released to Tirex, and proceeds of subscribers for additional Units received following receipt of the Minimum, but prior to the expiration of the Offering Period, will be paid from the Escrow Account to Tirex in one or more subsequent closings.

     The Offering of the Units is being made in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of the intended compliance of RPM or Tirex, as the case may be, with the provisions of ss. 4(2) and Rule 506 of Regulation D thereof. Accordingly, solicitation of offers or sales shall not be made to any person unless RPM or Tirex, as the case may be, has reasonable grounds to believe and does believe, immediately prior to making such sale, that such person, either alone or together with one or more of his purchaser representatives (if any), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units described in this Memorandum. See "Terms of the Offering." There are restrictions on the transfer of Units.

                                PLACEMENT AGENT:
                             H.J. Meyers & Co., Inc.
                              1895 Mt. Hope Avenue
                            Rochester, New York 10008
                                 (716) 256-4600

     The Units are offered hereby on a "best efforts, minimum-maximum basis." RPM expects to hold the Initial Closing of this Offering at any time after the 30 Unit Minimum has been subscribed for. Subsequently, Tirex may hold one or more additional closings, at any time, from time to time, on or prior to December 31, 1997 (unless extended by mutual agreement of RPM or Tirex, as the case may be, and the Placement Agent for one or more additional 30-day periods) or such earlier date as the 85 Unit Maximum has been subscribed for. The Placement Agent has agreed only to use its "best efforts" and has not committed to sell, or buy for its own account, any of the Units offered hereby.

     This Memorandum does not contain all of the information that would normally appear in a prospectus for an offering registered under the Securities Act or that may be necessary to make an informed investment decision regarding an investment in the Units. The RPM and Tirex will furnish additional information to interested offerees upon request. Purchasers of the Units will be required to acknowledge at the time of purchase that they have requested and received all information necessary to make an informed decision to purchase the Units.

SEE "INVESTOR NOTICES" AND "JURISDICTIONAL NOTICES AND REPRESENTATIONS."

--------------------------------------------------------------------------------

                                INVESTOR NOTICES

--------------------------------------------------------------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY STATE OR REGULATORY AGENCY UNDER ANY SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED IN SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER, AND MAY NOT BE RESOLD OR TRANSFERRED IN THE ABSENCE OF THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO RPM OR TIREX, AS THE CASE MAY BE, THAT SUCH REGISTRATION IS NOT REQUIRED.

     THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM CONSTITUTES AN OFFER ONLY TO THE PERSON OR ENTITY WHOSE NAME APPEARS ON THE COVER PAGE (THE "OFFEREE"). THE UNITS ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS "ACCREDITED INVESTORS", AS SUCH TERM IS DEFINED IN RULE 501 OF REGULATION D, AS PROMULGATED UNDER THE SECURITIES ACT. ALL INVESTORS MUST MEET CERTAIN SUITABILITY STANDARDS

ESTABLISHED BY RPM OR TIREX, AS THE CASE MAY BE, SUBJECT TO THE RIGHT OF RPM AND TIREX TO REJECT SUBSCRIPTIONS, IN WHOLE OR IN PART. THE MINIMUM SUBSCRIPTION WILL BE $10,300, UNLESS OTHERWISE APPROVED BY RPM AND/OR TIREX IN THEIR SOLE DISCRETION. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
DEGREE OF RISK. THESE SECURITIES ARE HIGHLY SPECULATIVE AND SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEFORE PURCHASING SUCH SECURITIES.

     THE UNITS OFFERED HEREBY WILL BE SOLD SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT (THE "SECURITIES PURCHASE AGREEMENT") CONTAINING CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS. ANY INVESTMENT IN THE UNITS OFFERED HEREBY SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. RPM AND TIREX RESERVED THE RIGHT IN ITS DISCRETION TO ACCEPT OR REJECT, IN WHOLE OR PART, ANY PROPOSED INVESTMENT IN THE UNITS.

     NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE MERITS OF, OR GIVEN APPROVAL TO, ANY SECURITIES OFFERED HEREBY, OR UPON THE TERMS OF THE OFFERING, NOR HAVE THEY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR ANY OTHER SELLING LITERATURE. THE SECURITIES ARE OFFERED BY RPM (PRIOR TO THE ABOVE DESCRIBED MERGER) AND BY TIREX (AFTER THE ABOVE DESCRIBED MERGER) PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES DESCRIBED HEREIN ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING OR SOLICITATION. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHOM THE OFFERING IS MADE AND RESTRICT SUBSEQUENT TRANSFER OF THE SECURITIES DESCRIBED HEREIN.

     INVESTMENT IN THE SECURITIES DESCRIBED HEREIN SHOULD BE CONSIDERED ONLY BY A PERSON WHO OR ENTITY THAT CAN AFFORD TO SUSTAIN THE LOSS OF HIS, HER OR ITS ENTIRE INVESTMENT. POTENTIAL INVESTORS ARE HEREBY CAUTIONED THAT SUCH INVESTORS, SHOULD THEY INVEST IN THE SECURITIES DESCRIBED HEREIN, COULD BE REQUIRED TO BEAR THE FINANCIAL RISKS OF SUCH AN INVESTMENT FOR A SUBSTANTIAL AND/OR INDEFINITE PERIOD OF TIME. AN INVESTOR WHO PURCHASES THE SECURITIES DESCRIBED HEREIN SHALL BE REQUIRED TO REPRESENT THAT HE, SHE OR IT IS ABLE TO SUSTAIN SUCH A LOSS, IS FAMILIAR WITH AND UNDERSTANDS THE TERMS OF THE OFFERING OF SUCH SECURITIES AND THAT HE, SHE OR IT MEETS CERTAIN SUITABILITY STANDARDS.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OF SECURITIES DESCRIBED HEREIN OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM
(INCLUDING THE EXHIBITS HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT

BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RPM OR TIREX OR ANY OTHER PERSON. NO PERSON OR ENTITY SHOULD CONSIDER INVESTING IN THE SECURITIES DESCRIBED HEREIN UNTIL SUCH PERSON HAS FULLY READ AND UNDERSTOOD THE CONTENTS OF THIS MEMORANDUM (INCLUDING THE EXHIBITS HERETO AND ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE).

     THE SECURITIES DESCRIBED HEREIN ARE RESTRICTED WITH RESPECT TO TRANSFERABILITY AND RESALE. SUCH SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO TIREX, REGISTRATION UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.

     THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. EXCEPT AS OTHERWISE INDICATED HEREIN, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RPM OR TIREX AFTER THE DATE HEREOF.

     THE SALE OF THE SECURITIES DESCRIBED HEREIN IS SUBJECT TO THE PROVISIONS OF, AND EACH OF THE INVESTORS PURCHASING SECURITIES WILL BE REQUIRED TO EXECUTE, A SECURITIES PURCHASE AGREEMENT. ANY PURCHASE OF THE SECURITIES DESCRIBED HEREIN BY AN INVESTOR SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW HEREOF AND OF THE PROVISIONS OF SUCH SECURITIES PURCHASE AGREEMENT, IN THE FORM ATTACHED HERETO AS EXHIBIT N. IN THE EVENT THAT ANY OF THE TERMS, CONDITIONS OR OTHER PROVISIONS OF SUCH AGREEMENT ARE INCONSISTENT WITH OR CONTRARY TO A DESCRIPTION OR THE TERMS SET FORTH IN THIS MEMORANDUM, SUCH AGREEMENT SHALL CONTROL. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SUCH AGREEMENT SHALL BE DEEMED TO SUPPLEMENT AND REPLACE WHERE INCONSISTENT ANY INFORMATION CONTAINED HEREIN.

     NO OFFERING LITERATURE OR ADVERTISING SHALL BE EMPLOYED IN THE OFFERING OF THE SECURITIES DESCRIBED HEREIN, EXCEPT THE INFORMATION CONTAINED HEREIN (INCLUDING THAT WHICH HAS BEEN INCORPORATED BY REFERENCE). THE DELIVERY OF THIS MEMORANDUM DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THIS MEMORANDUM IS SUBMITTED IN CONNECTION WITH THE OFFERING OF THE SECURITIES DESCRIBED HEREIN AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH POTENTIAL INVESTOR AGREES THAT HE, SHE OR IT WILL NOT DIVULGE THE CONTENTS HEREOF TO ANY PERSON OR ENTITY AND WILL RETURN IT (WITH ALL RELATED DOCUMENTS OR MATERIALS) TO RPM OR TIREX, AS THE CASE MAY BE, UPON REQUEST IF SUCH INVESTOR DOES NOT AGREE TO PURCHASE ANY OF THE SECURITIES. ANY REPRODUCTION OR DISTRIBUTION OF THIS DOCUMENT WITHOUT THE PRIOR WRITTEN CONSENT OF RPM OR TIREX, AS THE CASE MAY BE, IS PROHIBITED.

     PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX OR ACCOUNTING ADVICE, BUT SHOULD CONSULT THEIR LEGAL

COUNSEL, ACCOUNTANTS AND BUSINESS ADVISORS ABOUT LEGAL, TAX AND ACCOUNTING MATTERS CONCERNING AN INVESTMENT IN THE SECURITIES DESCRIBED HEREIN.

     PROSPECTIVE INVESTORS ARE URGED TO READ THIS MEMORANDUM CAREFULLY. ALL PROSPECTIVE INVESTORS WILL HAVE AN OPPORTUNITY TO TALK WITH REPRESENTATIVES OF RPM AND TIREX TO VERIFY ANY OF THE INFORMATION INCLUDED HEREIN AND TO OBTAIN ADDITIONAL INFORMATION REGARDING RPM AND TIREX. CERTAIN PROVISIONS OF VARIOUS DOCUMENTS AND RECORDS ARE BRIEFLY SUMMARIZED IN THIS MEMORANDUM. SUCH SUMMARIES ARE NOT AND DO NOT PURPORT TO BE COMPLETE AND REFERENCE MUST BE MADE DIRECTLY TO SUCH DOCUMENTS AND RECORDS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES. COPIES OF SUCH DOCUMENTS, IF NOT INCLUDED HEREWITH, ARE AVAILABLE, UPON REQUEST, FROM RPM AND TIREX, RESPECTIVELY, WITHOUT CHARGE AND WILL BE MADE AVAILABLE TO PROSPECTIVE INVESTORS FOR INSPECTION DURING NORMAL BUSINESS HOURS, UPON REQUEST TO RPM OR TIREX, AS THE CASE MAY BE.

     EXCEPT AS HEREIN DISCUSSED, NO PERSON HAS BEEN AUTHORIZED BY RPM OR TIREX TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION CONCERNING EITHER RPM OR TIREX OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RPM OR TIREX. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF RPM AND TIREX AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

     ANY ESTIMATES OR FORECASTS AS TO EVENTS THAT OCCUR IN THE FUTURE ARE BASED UPON THE BEST JUDGMENT OF THE RESPECTIVE MANAGEMENTS OF RPM AND TIREX AS OF THE DATE OF THIS MEMORANDUM. WHETHER SUCH ESTIMATES OR FORECASTS MAY BE ACHIEVED WILL DEPEND UPON TIREX ACHIEVING ITS OVERALL BUSINESS OBJECTIVES AND THE AVAILABILITY OF FUNDS, INCLUDING FUNDS FROM THE SALE OF THE SECURITIES OFFERED HEREBY. THERE IS NO GUARANTEE THAT ANY OF THESE FORECASTS WILL BE ATTAINED. ACTUAL RESULTS WILL VARY FROM THE FORECASTS AND SUCH VARIATIONS MAY BE MATERIAL.

     NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RPM OR TIREX SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS MEMORANDUM.

     RPM OR TIREX, AS THE CASE MAY BE, MAY ACCEPT OR REJECT ANY OFFER TO PURCHASE THE SECURITIES DESCRIBED HEREIN, IN WHOLE OR IN PART, FOR ANY REASON, AND EITHER RPM OR TIREX, AS THE CASE MAY BE, MAY WITHDRAW OR CANCEL THE OFFERING WITHOUT NOTICE. AFFILIATES OF RPM AND TIREX MAY ACQUIRE SECURITIES IN THIS OFFERING.

    RPM, TIREX, AND H.J. MEYERS & CO., INC. (THE "PLACEMENT AGENT"), RESERVE THE RIGHT TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE.

     THE COMPLETION OF EACH PURCHASE AND SALE OF THE WILL BE AT A PLACE AND TIME SPECIFIED BY RPM OR TIREX, AS THE CASE MAY BE, AND THE PLACEMENT AGREEMENT AND IN ACCORDANCE WITH THE PROVISIONS IN THE FORM OF SECURITIES PURCHASE AGREEMENT.

--------------------------------------------------------------------------------

                   JURISDICTIONAL NOTICES AND REPRESENTATIONS

--------------------------------------------------------------------------------

     The following information is specifically directed to residents in each of the states noted below. Each prospective investor is urged to review all of the following information with specific focus on the particular information provided for the state in which such investor resides:


                            FOR CALIFORNIA RESIDENTS

     THE SALE OF SECURITIES WHICH ARE THE SUBJECT OF THIS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                            FOR CONNECTICUT RESIDENTS

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36b-16 OF THE CONNECTICUT UNIFORM SECURITIES ACT BUT WILL BE SOLD IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN SECTION 36b-21(9)(A) OF SAID ACT AND REGULATIONS PROMULGATED THEREUNDER. THE SECURITIES CANNOT BE RESOLD WITHOUT REGISTRATION UNDER SECTION 36b-16 OF SAID ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE PURSUANT TO SECTION 36b-21 OF SAID ACT.

                              FOR FLORIDA RESIDENTS

     EACH PURCHASER HEREUNDER HAS THE RIGHT TO RESCIND HIS PURCHASE PURSUANT TO CHAPTER 517, FLORIDA STATUTES, FOR A PERIOD OF THREE DAYS FOLLOWING THE LAST TO OCCUR OF HIS RECEIPT OF NOTIFICATION OF THIS RIGHT OF RECISION OR HIS PAYMENT OF THE PURCHASE PRICE FOR THE SHARES.

                             FOR ILLINOIS RESIDENTS

     THE OFFERING AND SALE OF THE SECURITIES OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER SECTION 5 OF THE ILLINOIS SECURITIES LAW, AND SUCH SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT UNDER SAID LAW OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SAID LAW.

                            FOR NEW JERSEY RESIDENTS

     THE SECURITIES REFERRED TO IN THIS MEMORANDUM WILL BE SOLD TO AND ACQUIRED BY THE HOLDERS IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE NEW JERSEY STATE UNIFORM SECURITIES LAW, SECTION 49-3-50(b)(12). THEREFORE, THE DEPARTMENT OF LAW AND PUBLIC SAFETY, DIVISION OF LAW, BUREAU OF SECURITIES HAS NOT PASSED ON THE ADEQUACY OF THE DISCLOSURE IN THE OFFERING LITERATURE OR ON THE MERITS OF THIS OFFERING.

                             FOR NEW YORK RESIDENTS

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE ATTORNEY GENERAL OF NEW YORK OR ANY OFFICIAL OF SIMILAR CAPACITY OF ANY STATE PASSED UPON THE ACCURACY, ADEQUACY, OR COMPLETENESS OF THE MEMORANDUM OR THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              FOR GEORGIA RESIDENTS

     THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

--------------------------------------------------------------------------------

                              AVAILABLE INFORMATION

--------------------------------------------------------------------------------

     RPM has never filed a Registration Statement or any Reports with the Commission. Tirex is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith is required to file reports, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, and other information may be inspected and copied at the Commission's public reference room located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a web site at "http:\\www.sec.gov" where such material filed electronically can be examined. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549 or, upon request, from Tirex at no charge.

     All documents filed by Tirex pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Memorandum and prior to completion or termination of the Offering shall be deemed to be incorporated by reference in their entirety herein and to be a part hereof from the date of filing of such documents.

     The information set forth herein should be read together with, and is qualified in its entirety by reference to the information contained in, the exhibits hereto and any documents deemed incorporated herein by reference. Prospective investors should read the exhibits hereto, including financial statements, in their entirety. To the extent that such information is not consistent with the information set forth herein, the information herein will be deemed superseded by the information contained in such exhibits or incorporated herein by reference.

--------------------------------------------------------------------------------

                     CONCURRENT OFFERING AND PROPOSED MERGER

--------------------------------------------------------------------------------

Concurrent Offering

     Concurrently herewith, The Tirex Corporation ("Tirex") is offering to sell, through the Placement Agent (the "Tirex Offering"), Debentures (the "Tirex Debentures") and Warrants to purchase shares of the Common Stock of Tirex (the "Tirex Warrants") on terms which differ materially from the terms pursuant to which the Units are being offered in this Private Placement. A Confidential Private Placement Memorandum, dated November 5, 1997, respecting the Tirex Offering is available upon request from the Placement Agent.

Proposed Merger

     RPM has entered into an agreement (the "Merger Agreement") with Tirex and a newly formed subsidiary of Tirex (the "Tirex Subsidiary") that provides, subject to certain conditions, that upon an initial closing of this Offering (the "Initial Closing") to take place after the sale of not less than 30 Units: (i) RPM will merge with and into the Tirex Subsidiary (the "Merger"); (ii) each of the Debentures sold by RPM prior to the Initial Closing will be assumed by Tirex and become convertible into shares of Tirex Common Stock at the conversion ratio of one share for every $0.20 of the principal amount of the Debenture plus all accrued, but unpaid, interest thereon; (iii) all of the RPM Shares sold by RPM prior to the Initial Closing will be exchanged for shares of Tirex Common Stock on a share-for-share basis; and (iv) 3,000,000 shares, constituting all of the shares of RPM Common Stock issued and outstanding prior to this Private Placement, will be exchanged, on a share-for-share basis, in consideration of RPM's waiver of consulting fees in the amount of $4,000 per month, heretofore and hereinafter accrued by it pursuant to the terms of a certain five-year consulting agreement, dated June 9, 1997, among RPM, Dr. Eugene Stricker, Mr. Mark Schindler, and Tirex. The consummation of the transactions contemplated by the Merger Agreement are a condition to the Initial Closing of this Offering. All sales of the Units offered hereby, made after the Initial Closing and the effectuation of the Merger, which will take place contemporaneously therewith, will be made directly by Tirex and Tirex's assumption of the Debentures and the exchange of RPM Shares for shares of Tirex Common Stock will be deemed to have occurred concurrently with the Merger. Upon the consummation of the Merger, the net proceeds, after deduction of commissions and offering expenses, from this Offering, ranging from an estimated minimum of $266,000 to an estimated maximum of $761,000, will remain in RPM, and Tirex, will have acquired all of the issued and outstanding common stock of RPM for the following consideration: (i) one share of Tirex Common Stock for every issued and outstanding share of RPM Common Stock, and (ii) Tirex's assumption of all of RPM's obligations and liabilities under the RPM Debentures. Prior to the commencement of this Offering, there were a total of 3,000,000 shares of RPM Common Stock issued and outstanding. As noted above, the holders of these shares, as well as the purchasers of the Units offered hereby, will receive one share of Tirex Common Stock for every share of RPM Common Stock held by them.

     Accordingly, if, during the Offering Period, a minimum of 30 Units are sold, the above described Merger will be effected and the net proceeds from this offering will thereby inure to the benefit of Tirex. Alternatively, if RPM fails to sell a minimum of 30 Units during the Offering Period, all funds will be returned to the subscribers and this Offering will terminate without any Units having been sold. As a result, any investment in the Units offered hereby will necessarily constitute an investment in Tirex and not in RPM.

--------------------------------------------------------------------------------

                                 CONFIDENTIALITY

--------------------------------------------------------------------------------

     The information contained in this Memorandum is confidential and proprietary to RPM and Tirex, respectively, and is being submitted to prospective investors solely for such investors' confidential use with the express understanding that, without the prior written permission of RPM and Tirex, such prospective investors will not release this Memorandum or discuss the information contained herein or make reproductions of or otherwise use this Memorandum for any purpose other than evaluating a potential investment in the securities described herein. This Memorandum may contain certain financial and other information (incorporated by reference or otherwise) concerning Tirex which is material non-public information and should be treated as confidential. Receipt and acceptance of this Memorandum constitutes the recipient's acknowledgement that the information contained herein will be maintained in strict confidence by the recipient and will not be disclosed to any third parties.

     A prospective investor, by accepting delivery of this Memorandum, further agrees to promptly return to RPM or Tirex, as the case may be, this Memorandum and any other documents or information furnished if the prospective investor elects not to purchase any of the securities described herein or upon request of RPM or the Company, as the case may be.

--------------------------------------------------------------------------------

                             INDEPENDENT EVALUATION

--------------------------------------------------------------------------------

     This Memorandum does not purport to be all-inclusive or to contain all of the information that a prospective investor may desire in evaluating an investment in the securities of Tirex. Prior to the consummation of the offer and sale of any of the securities described herein, RPM and Tirex will afford prospective investors an opportunity to ask questions of and receive answers from RPM and Tirex, respectively, concerning the terms and conditions of the securities described herein, RPM, Tirex, or other relevant matters and to obtain additional information to the extent RPM or Tirex possesses such information or can acquire it without reasonable effort or expense. Any such questions should be directed to John L. Threshie at The Tirex Corporation, 740 St. Maurice, Suite 201 Montreal, Quebec #3C 1L5. Telephone: (514) 878-0727; Facsimile: (514) 878-9847.

     No person or entity has been authorized to give any information or to make representations about RPM or Tirex or the Offering and, if given or made, any such information or representation by any other person or entity must not be relied upon as having been authorized by RPM or Tirex. Each prospective investor must conduct and rely on his own evaluation of RPM and Tirex and the terms of the Offering (including the merits and risks involved) in making an investment decision with respect to the securities described herein. Investment in the Units involves a high degree of risk and is suitable only for investors capable of sustaining a loss of their entire investment. See "Risk Factors."

--------------------------------------------------------------------------------

                                 USE OF PROCEEDS

--------------------------------------------------------------------------------

     Upon completion of the sale of not less than 30 of the Units offered hereby, RPM will be merged with and into a wholly-owned subsidiary of The Tirex Corporation ("Tirex" or the "Company"). At the time of the Merger, RPM will have cash assets, representing the net proceeds from the sale of the Units offered hereby, all of which will inure to the benefit of Tirex. It is estimated that, after deducting estimated offering expenses and commissions, such net proceeds will be approximately $266,000 (the "Minimum") assuming the minimum of 30 Units are sold and $761,000 (the "Maximum") assuming the maximum of 85 Units are sold. Tirex intends to utilize all of the net proceeds from the Minimum to pay the costs of completing the first production model of the TCS-1 System. Unless circumstances require otherwise, to the extent Tirex raises more than the Minimum, the proceeds will be expended in the order of priority set forth in the table, below. A discussion of the use of the combined proceeds from this Offering and from the Tirex Offering which is being made concurrently herewith (the "Combined Proceeds"), is included below (see "CONCURRENT OFFERING AND PROPOSED MERGER", above). If both this Offering and the Tirex Offering are fully subscribed, Tirex expects to use all of the proceeds within six months from the final closings of both offerings. Tirex will have to seek other financing, for all items not payable out of the proceeds. Possible alternative financing sources may include, but not be limited to: (i) Canadian government grants, loans, and/or refundable tax credits and (ii) debt financing from banks or other lending institutions. Even if this Offering is completed and closed, there can be no assurance that the concurrent Tirex Offering will be completed. Nor can there be any assurance that Tirex will be able to obtain alternative sources of financing on beneficial terms, if at all. The failure to accomplish either of the foregoing would have a material adverse effect upon Tirex's ability to commence business operations on a timely basis, if at all.


                                                             Approximate
      Application                                           Dollar Amount
    ---------------                                    -----------------------
                                                       Minimum         Maximum
                                                       -------         -------
Capital Expenditures

Completion of First Production
   Model of TCS-1 System (1)
   -------------------------
     Cryogenic - Freezing
       Section                                        $266,000        $273,500
Disintegration System                                    -0-           175,000
Comprehensive Engineering
   and Design                                            -0-           175,000

Working Capital

       Corporate Headquarters (4)(9)                     -0-            10,000
       Manufacturing Facility (5)(9)                     -0-            50,000
       Employee Salaries (6)(9)                                         77,500
                                                      --------        --------
                                        Total         $266,000        $761,000

Notes to this table follow the "USE OF COMBINED PROCEEDS" table, below.

                            USE OF COMBINED PROCEEDS

     Upon the sale of the minimum of 30 Units offered hereby, RPM will be merged with and into a wholly-owned subsidiary of Tirex. RPM estimates that at the time of the Merger, it will have cash assets, representing the proceeds of this Offering, ranging from a minimum of $266,000 (the "Minimum") to a maximum of $761,000 (the "Maximum"). For purposes of this discussion, the net proceeds from this Offering, which Tirex will acquire when it acquires RPM through the Merger, together with the net proceeds from the Tirex Offering will be referred to as the "Combined Proceeds". Based upon the foregoing assumptions, Tirex estimates that the net Combined Proceeds from this Offering and from the Tirex Offering will range from approximately $479,500 (the "Combined Minimum") to $1,363,000 (the "Combined Maximum"). Unless circumstances require otherwise, to the extent Tirex obtains more than the Combined Minimum, the proceeds will be expended in the order of priority set forth in the table, below. If both this Private Placement and the Tirex Offering are fully subscribed, Tirex expects to use all of the proceeds within six months from the final closings of both such Offerings. Tirex will have to seek other financing for all items not payable out of the Combined Proceeds. Possible alternative financing sources may include, but not be limited to: (i) Canadian government grants, loans, and/or refundable tax credits and (ii) debt financing from banks or other lending institutions. There can be no assurance that, even if this Private Placement is completed and closed, the Tirex Offering will be completed. Nor can there be any assurance that Tirex will be able to obtain alternative sources of financing on beneficial terms, if at all. The failure to accomplish either of the foregoing would have a material adverse effect upon Tirex's ability to commence business operations on a timely basis, if at all. Approximate Application Dollar Amount

                                                             Approximate
      Application                                           Dollar Amount
    ---------------                                    -----------------------
                                                       Minimum         Maximum
                                                       -------         -------
Capital Expenditures

 Completion of First Production
   Model of TCS-1 System (1)
 ------------------------------
    Front End of TCS-1 System                         $  -0-          $110,000
     Cryogenic - Freezing
       Section                                         213,500         213,500
     Disintegration System                             125,000         125,000
     Comprehensive Engineering
       and Design                                      141,000         243,800

Other Capital Investments

     Tire Shredding
        Equipment Leases (2)(9)                          -0-            75,000
     Tire Dumps (3)(9)                                   -0-           250,000

Working Capital

       Corporate Headquarters (4)(9)                     -0-            10,000
       Manufacturing Facility (5)(9)                     -0-            50,000
       Employee Salaries (6)(9)                          -0-            55,700
       Salaries to Affiliates (7)(9)                     -0-           134,000
       Consultant Fees (8)(9)                            -0-            96,000
                                                      --------       ---------
                                          Total       $479,500       1,363,500

Notes:

     (1) Tirex has advised RPM that it expects to use the proceeds from this Private Placement and/or the Tirex Offering to cover the costs of completing the design engineering and construction of only the first production model TCS-1 System. Tirex has further advised RPM that it believes it will be able to obtain conventional construction debt financing from banks or other lending institutions and/or "precommencement" lease financing to cover construction costs of subsequent systems. There can, however, be no assurance that Tirex will be able to obtain such financing on commercially reasonable terms, if at all.

     (2) Includes total lease payment costs for three tire shredders for a six-month period. Tire shredders will be required in the event that Tirex successfully concludes its current negotiations respecting its proposed entry into the on-site tire shredding business (see the discussion under "BUSINESS:
Proposed Tire Shredding Operations", below). As at the date hereof, there can be no assurance that such negotiations will be successful, that Tirex will commence any tire shredding operations, or that if it does, such operations will be profitable.

     (3) $250,000 have been allocated out of the Maximum to cover the costs of acquiring 25,000,000 scrap tires which Tirex will require in order to meet its obligations under a proposed contract, which Tirex is currently negotiating with CG TIRE, Inc., in connection with Tirex's proposed tire shredding operations (see the discussion under "BUSINESS: Proposed Tire Shredding Operations", below). As at the date hereof, there can be no assurance that such negotiations will be successful, that Tirex will commence any tire shredding operations, or that if it does, such operations will be profitable.

     (4) Includes monthly rental payments of approximately $2,000 for six months. See the discussion under "BUSINESS: Properties".

     (5) Includes estimated costs, for a six-month period, of leasing a manufacturing facility of not less than 100,000 square feet. Such facility will be used to assemble and operate the first production model TCS-1 System during a six-month test phase and to assemble and test subsequent TCS-1 Systems.

     (6) Includes salaries for a six-month period for one secretarial, two engineering, and one in-house corporate counsel.

     (7) See, "RISK FACTORS: Affiliated Persons To Be Paid Out Of Offering Proceeds"

     (8) Includes fees payable for a six-month period for to one government liaison consultant, one business and professional organization liaison consultant, and one consultant who provides advice and guidance respecting engineering, product development, and tire shredding program management.

     (9) Pending the expenditure of the proceeds of this offering, as set forth above, Tirex may make temporary investments in short-term United States government obligations or other high-quality short-term interest bearing securities.

--------------------------------------------------------------------------------

                              TERMS OF THE OFFERING

--------------------------------------------------------------------------------

General

     The Offering made hereby consists of up to 85 Units which are being offered by the Placement Agent on behalf of RPM to certain "accredited investors" as that term is defined in Section 501(a) of Regulation D of the Securities Act ("Accredited Investors"). The Units are being offered at a price of $10,300 per Unit. Each Unit consists of one 10% Convertible Subordinated Debenture in the principal amount of $10,000 and 10,000 shares of the Common Stock of RPM, $.001 par value, per share (the "RPM Shares"). For a detailed description of the securities comprising the Units, see "The Offering". None of the Units will be sold unless a minimum of 30 Units offered are purchased and paid for in accordance with the terms of the Offering. This Offering will remain open until December 31, 1997, unless extended for one or more additional 30-day periods by mutual agreement of RPM and/or Tirex and the Placement Agent. Investors will not have recision rights if the Offering Period is extended prior to the receipt of subscriptions for the 30 Unit minimum. The number of Units being offered hereby may be increased upon agreement among RPM, Tirex, and the Placement Agent. RPM and Tirex each reserve the right to reject any subscription, to accept one subscription over another, and to allocate available Units among subscribers as it deems appropriate. In the event that the Minimum of 30 of the Units offered hereby are sold, RPM will hold an initial closing (the "Initial Closing"); Contemporaneously therewith, RPM will be merged with and into a wholly owned subsidiary of Tirex and the net proceeds of this offering will thereby inure to the benefit of Tirex. If RPM fails to sell a Minimum of 30 Units during the Offering Period, all funds will be returned to the subscribers. Accordingly, any investment in the Units offered hereby will necessarily constitute an investment in Tirex and not in RPM.


Restrictions on Transferability

     The securities described herein are: (i) not registered under the Securities Act or the securities laws of any state; and (ii) are being offered and sold in reliance upon exemptions from the registration provisions of federal and state securities laws. The RPM Shares and the shares of Tirex Common Stock for which the RPM Shares will be exchanged upon effectuation of the Merger will be subject to lock-up Agreements restricting their sale or transfer for a period ending on the earlier of: (i) one year from the effective date of the Proposed Public Offering of the common stock of Tirex; or (ii) such longer period as may be required by any regulatory agency in connection with the proposed public offering. Investors purchasing such securities will, therefore, not be able to resell or otherwise transfer such securities in the absence of registration under the Securities Act or unless an exemption from the registration requirements thereof is made available. Additionally, all applicable state laws requiring registration or qualification must also be satisfied before any resale or transfer of the securities is permitted.


Investor Suitability Standards

     An investment in the Units is suitable only for sophisticated investors who understand and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment. Units will only be sold to "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act. Each investor will be required to represent that: (i) he is an Accredited Investor; (ii) the investment is suitable for him; (iii) he is purchasing the Units for investment and not with a view to a distribution or resale, and (iv) he is purchasing the Units for his own account and not for the account of others. RPM or Tirex may require additional information with respect to any subscriber. Subscription information will be used by RPM and/or Tirex to determine whether or not to accept subscriptions and will be kept confidential and not disclosed except to counsel, the Placement Agent and, if required, to governmental and regulatory authorities. RPM and Tirex each reserve the right, in its sole discretion, to reject any subscription or to accept one subscription over another.

Plan of Distribution

     The Placement Agent is offering the securities described herein on a "best efforts" basis. None of the Units will be sold unless a minimum of 30 Units are subscribed and paid for in accordance with the terms of the Offering during an offering period which expires on December 31, 1997, unless extended for one or more 30-day periods by mutual agreement of RPM or Tirex, as the case may be, and the Placement Agent. All proceeds will be deposited in an escrow account with Harter, Secrest & Emery (by noon of the day following the broker's receipt thereof), and promptly returned to the subscribers, in full, without interest, if RPM is not successful in obtaining subscriptions for at least 30 of the Units. Subscribers will have no right to the return of their funds during the term of the escrow. Tirex will pay all expenses of this Offering, including legal and accounting fees and expenses.

Further Information

     Upon request, prospective investors will have the opportunity to meet with and ask questions of the Officers and Directors of Tirex concerning Tirex, its operations and prospects and the terms and conditions of the Offering. Tirex will provide prospective investors with such further information as they may reasonably request to supplement the information contained in this Memorandum. Prospective investors are urged to avail themselves of this opportunity. All such additional information is considered confidential and proprietary information of Tirex and is subject to the confidentiality restrictions applicable to the Memorandum. See "Independent Evaluation."

Subscription Payments

     The purchase price of Units subscribed for must be paid by check or wire transfer. The minimum investment for each investor is one Unit, although RPM or Tirex, as the case may be, may, in its discretion, accept subscriptions for lesser amounts and fractional Units.

--------------------------------------------------------------------------------

                                  THE OFFERING

--------------------------------------------------------------------------------

Securities Offered:

         The Units            RPM is offering 85 Units,  each unit consisting of
                              one 10% Convertible  Subordinated Debenture in the
                              principal amount of $10,000 (the "Debentures") and
                              10,000  shares  of  RPM  Common  Stock  the  ("RPM
                              Shares")  on a best  efforts,  30  Units  or none,
                              basis to  Accredited  Investors  pursuant  to this
                              Confidential   Private  Offering  Memorandum  (the
                              "Memorandum").

         Effects of Possible
            Reverse Split     Tirex  intends  to make a public  offering  of its
                              Common   Stock   prior  to  March  31,  1998  (the
                              "Proposed Public Offering"). The terms which have been proposed for such offering will require that not more than ten million shares of Tirex Common
                              Stock be issued and outstanding prior to the commencement of the public offering. There are presently 38,774,625 shares of Tirex Common Stock issued and outstanding. The effectuation of such proposed Public Offering will, therefore, require a reverse split of the Tirex Common Stock. Such action will affect the number of shares of the Common Stock of Tirex held by, or issuable to, the purchasers of the Units offered hereby, including the RPM Shares which will be exchanged in the Merger for shares of Tirex Common Stock. In addition, the number of shares of Tirex Common
                              Stock  issuable upon  conversion of the Debentures
                              (the "Conversion Shares") will be reduced and the conversion ratio at which the Debenture will be convertible will be increased so as to require a greater amount of the face value of the Debenture to be converted for each Conversion Share. See
                              RISK FACTORS:  "Proposed Public Offering:  Reverse
                              Split."

         Absence of
            Registration
              Rights The securities comprising the Units, including the shares of Common Stock issuable upon the conversion of the Debentures, do not have any rights to registration under the Securities Act of 1933, as amended.

         The Debentures

            Interest The Debentures shall bear interest at an annual rate of 10%, from the date of their issue, payable semi-annually commencing six months from the issue date.

            Maturity The Debentures shall be due and payable on the first to occur of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Maker. (RPM prior to the Merger or Tirex after the Merger.)

            Conversion
              Rights The Debentures shall be convertible, in whole or in part, at any time prior to maturity, at a conversion rate of $.20 per share, into the Common Stock of RPM (prior to the Merger) or the Common Stock of Tirex (after the Merger) subject to adjustment after the proposed reverse stock split.

            Voting Rights: The Debentures have no voting rights. Each of the RPM Shares (and each share of Tirex Common Stock for which the RPM Shares will be exchanged in the Merger) included in the Units and issuable upon conversion of the Debentures will have one vote.

           Restrictions
             on Transfer      The  Debentures  are not  transferable  under  any
                              condition  prior  to March  31,  1998  (see  also,
                              "TERMS   OF   THE   OFFERING:    Restrictions   on
                              Transferability").


         The Common Stock

            Conversion on
              Consummation
               of Merger      Each Unit  includes  10,000  shares of RPM  Common
                              Stock. Upon consummation of the Merger, each share
                              of  RPM  Common  Stock  shall   automatically   be
                              converted into one share of Tirex Common Stock.


The Merger:                   RPM has entered  into an  agreement  (the  "Merger
                              Agreement")   with   Tirex  and  a  newly   formed
                              subsidiary of the Tirex that provides,  subject to
                              certain  conditions,  that upon an initial closing
                              of this Offering  (the "Initial  Closing") to take
                              place  after  the sale of not less  than 30 Units:
                              (i)  RPM  will  merge  with  and  into  the  Tirex
                              Subsidiary;  (ii) each of the  Debentures  sold by
                              RPM prior to the Initial  Closing  will be assumed
                              by Tirex and  become  convertible  into  shares of
                              Tirex Common Stock at the conversion  ratio of one
                              share for every $0.20 of the  principal  amount of
                              the  Debenture  plus  all  accrued,   but  unpaid,
                              interest thereon; (iii) all of the RPM Shares sold
                              by  RPM  prior  to the  Initial  Closing  will  be
                              exchanged  for shares of Tirex  Common  Stock on a
                              share-for-share  basis; and (iv) 3,000,000 shares,
                              constituting all of the shares of RPM Common Stock
                              issued  and  outstanding  prior  to  this  Private
                              Placement, will be exchanged, on a share-for-share
                              basis,  in   consideration   of  RPM's  waiver  of
                              consulting fees in the amount of $4,000 per month,
                              heretofore and hereinafter  accrued by it pursuant
                              to the  terms of a  certain  five-year  consulting
                              agreement,  dated  June 9, 1997,  between  RPM and
                              Tirex.   The   consummation  of  the  transactions
                              contemplated   by  the  Merger   Agreement  are  a
                              condition to the Initial Closing of this Offering.
                              All sales of the Units offered hereby, made after the Initial Closing and the effectuation of the Merger, which will occur contemporaneously with the Initial Closing, will be made directly by Tirex and Tirex's assumption of the Debentures and the exchange of RPM Shares for shares of Tirex
                              Common Stock will be
                              deemed to have occurred concurrently with the Merger (see "CONCURRENT OFFERING AND PROPOSED
                              MERGER", above).

Minimum Purchase:             Unless  otherwise  agreed to by RPM  (prior to the
                              Merger) or by Tirex (after the Merger), the minimum purchase by each prospective investor is one Unit (or $10,300).

Capital Stock
 Outstanding Prior to
  the Offering:               3,000,000  shares of the  Common  Stock of RPM and
                              38,774,625 shares of the Common Stock of Tirex were issued and outstanding prior to the Offering being made hereunder.


Risk Factors:                 An investment in the Units  involves a high degree
                              of risk and should only be undertaken by investors able to lose their entire investment. Prospective investors should review carefully and consider the factors described under "Risk Factors."

Use of Proceeds:              Tirex  plans  to use  the  net  proceeds  of  this
                              Offering   for  the   completion   of  the   first
                              production model of the TCS-1 System, general corporate purposes and for working capital. (See
                              "Use of Proceeds.")


--------------------------------------------------------------------------------

                                  RISK FACTORS

--------------------------------------------------------------------------------


         Purchase of the securities offered hereby involves a high degree of risk and must be considered a speculative investment. An investment in the securities is suitable only for persons of adequate means, who have no need for liquidity in their investment, who can afford the loss of their entire investment and who meet the "Accredited Investor" requirements of Rule 501(a) of Regulation D, as promulgated under the Securities Act. Prospective investors should, prior to any purchase of Units, carefully consider the following risk factors, as well as the other information contained in this Memorandum, attached hereto as Exhibits and incorporated by reference herein.

         Upon completion of the sale of the minimum of 30 of the Units offered hereby, RPM will be merged with and into a wholly-owned subsidiary of The Tirex Corporation. Alternatively, if RPM fails to sell the minimum of 30 Units during the Offering Period, all funds will be returned to the subscribers and the Offering will terminate without any Units having been sold. As a result, any investment in the Units offered hereby will necessarily constitute an investment in Tirex and not in RPM. All of the following Risk Factors pertain to the business, financial condition, and prospects of Tirex and all references to the "Company" are to Tirex and not to RPM.

Development Stage Company; No Assurance as to Future Profitable Operations

     There is no assurance that the Company will generate net income or successfully expand its operations in the future. Because it is in the development stage and has had no significant operations to date, the Company cannot predict with any certainty the future success or failure of its operations. Its proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of any significant operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate. the Company has had no significant operating revenues to date and there can be no assurance of future revenues. There is limited evidence at this time upon which to base an assumption that the Company's proposed business will prove successful or that its proposed TCS-1 System will be successfully developed, manufactured, and marketed. As a consequence, there is no assurance that the Company will be able to operate profitably in the future. Additionally, the Company has a very limited business history which investors can analyze to aid them in making an informed judgment as to the merits of an investment in the Company. Any investment in the Company should therefore be considered a high risk investment because investors will be placing their funds at risk in an unseasoned start-up company.

No Guarantee of Product Acceptance in Market

     The first production model of the TCS-1 System has not yet been completed and there is no history of commercial operations of the TCS-1 System. There can be no assurance that the TCS-1 System will be accepted in the market for tire disintegration equipment. Moreover, the Company has not conducted market research that focuses on the potential demand for the TCS-1 System to the exclusion of other types of tire disintegration equipment. Therefore, the Company is not able to estimate with any assurance the potential demand for the TCS-1 System, if any. There can be no assurance that sufficient market penetration can be achieved so that projected production levels of the TCS-1 System will be absorbed by the market (see "Business-Sales and Marketing").

Need for Substantial Additional Capital

     The Company presently requires funding to complete the development of the TCS-1 System and to commence manufacturing and marketing operations. The proceeds from this Offering are expected to permit the Company to operate only through the end of 1997. The Company anticipates that only limited revenues will be available to fund its operations without substantial additional capital. Further, although the Company has signed a Letter of Intent with the Placement Agent for the Proposed Public Offering of its Common Stock in an amount of not less than $8,000,000, there can be no assurance that such public offering will be successfully completed or, even if it is completed, that the Company will receive adequate financing from the Proposed Public Offering. See "PROPOSED OFFERING; REVERSE STOCK SPLIT." The Company does not currently have in place, other current options to fund its continued existence in the event the Proposed Public Offering does not occur or does not occur within a reasonable time following this Private Placement. The result of the Company's inability to raise sufficient funding to accomplish its present goals would have a material adverse effect upon its business, prospects, operating results, and financial condition. Moreover, if the Proposed Public Offering does not occur on a timely basis, the Company may be unable to fund its business plan and may be forced to cease to operate. In such event, investors will lose their entire investment.

Possibility of Material Changes in Offering Terms; NASD Review

     Following the closing of this Private Placement, the Company intends to effect a public offering of its Common Stock in an amount of not less then $8,000,000. Should such public offering take place, the Company intends to apply for inclusion of its Common Stock on the National Association of Securities Dealers ("NASD") Automated Quotation Small Cap Market ("NASDAQ"). In connection with such application, the NASD may require that the terms of this Private Placement be materially modified. Such potential modifications may include, but may not be limited to, an increase in the time such investors must refrain from selling the Common Stock acquired in this Private Placement beyond the "lock-up" dates specified in the Lock-Up Agreement attached hereto and described herein. See "DESCRIPTION OF THE SECURITIES." By executing the Securities Purchase Agreement, each investor will acknowledge and agree that such modifications may occur.

Risk of Company's Inability to Repay Debentures

     There is no assurance that the Company will be able to repay the Debentures which are being offered hereby. Repayment of the Debentures depends in part upon the completion of the Company's Proposed Public Offering and no assurance can be given that such offering will be completed. See the Risk Factor, below, "Proposed Offering; Reverse Split" below. If such public offering is not completed, the Company will need to generate cash flow from its operations or find other sources of financing. There are no other financing sources currently available to the Company and no assurance can be given that additional financing will be available when needed. It is unlikely that the Company's business will be able to generate sufficient cash flow to repay the Debentures when they become due if the Proposed Public Offering is not completed. In such event, the Company will be unable to repay the Debentures and the investors may be required to wait a substantial period of time for repayment or may lose their entire investment.

No Collateral Security

     Repayment of the Debentures is not secured by any collateral. The assets and net worth of the Company are insufficient to collateralize the principal of, or interest on, the Debentures. If the Company does not complete the Proposed Public Offering, the Company will be unable to pay the principal or interest on the Debentures and it will have insufficient cash, assets, or net worth to satisfy the amount due on the debt. In such event, the principal and interest may be uncollectible and investors may lose their entire investment in the Company. See "Need for Substantial Additional Capital."

Restricted Securities

     The resale or transfer of the Securities, which comprise the Units being offered hereby, are specifically restricted and all certificates representing such securities will bear restrictive legends, as described in "DESCRIPTION OF SECURITIES." In no event will the securities comprising the Units be transferable prior to March 31, 1998. The RPM Shares will be "locked up" until the earlier of: (i) the effective date of the Proposed Public Offering or (ii) May 31, 1998. If the Proposed Public Offering should occur, the RPM Shares will be subject to a further "lock-up" restricting their sale or transfer for a period of one year from the effective date of the Proposed Public Offering or such greater period as may be required by any regulatory agency.

Proposed Public Offering: Reverse Split

     The proposed terms for the Proposed Public Offering require that not more than 10,000,000 shares of Tirex Common Stock be issued and outstanding prior to the commencement of the public offering. There are presently 38,774,625 shares of Tirex Common Stock issued and outstanding. While the number of shares outstanding prior to the Proposed Public Offering may be adjusted to reflect a change in the development and consequent valuation of the Company, investors in this Private Placement should note that such requirement will necessitate a reverse split of all of the Company's issued and outstanding securities. This will necessarily affect the number of shares of Tirex Common Stock for which the RPM Shares will be exchanged upon effectuation of the Merger and the number of shares of Tirex Common Stock issuable (after the Merger) upon conversion of the Debentures. While the exact ratio of the projected reverse split cannot be determined prior to the finalization of the terms thereof, a 1-for-4 reverse split would affect an investor in this Private Placement, as follows: (i) the number of RPM Shares included in each Unit or the number of shares of Tirex Common Stock for which the RPM Shares will be exchanged upon effectuation of the Merger would be reduced from 10,000 to 2,500 and (ii) the number of shares of Common Stock issuable upon conversion of each $10,000 face amount Debenture would be reduced from 10,000 to 12,500 and the conversion ratio would be increased from one share for every $.20, to one share for every $.80, of the principal amount of the Debenture.

Arbitrary Offering Price

     The price at which the Units are being offered hereby was arbitrarily determined by the Company and the Placement Agent based on consideration of a number of factors. The offering price bears no relationship to any objective criteria of value and should not be regarded as an indication of future market price of the Company's securities.

Broad Discretion in Use of Proceeds

     The net proceeds from this Private Placement have been generally allocated by management of the Company for the various uses specified under "USE OF PROCEEDS." As a result, purchasers of Units in this Offering will be entrusting their funds to management, who will have broad discretion in determining specific expenditures of the funds. Accordingly, this uncertainty increases the risk of an investment in the Company since investors will not have an opportunity to review and evaluate the specific expenditures which may be made by the Company. See "USE OF PROCEEDS."

Additional Interest Income -- Original Issue Discount

     For federal income tax purposes, the issue price of a Unit (in general, the price paid therefor) must be allocated among the Debenture and the RPM Shares in proportion to their respective fair market values. The portion allocated to the Debenture and RPM Shares will become the respective tax basis for each class of asset. Any excess in the face amount of the Debenture over the basis assigned thereto will constitute original issue discount. The amount of that original issue discount will be amortized over the life of the Debenture, and will constitute additional interest income to the investor. Consequently, the investor will be required to report additional interest income during the period he holds the Debenture which will be greater that the 10% interest rate payable on the Debenture. The Company and RPM have not at this time determined what the fair market value of the shares of Tirex Common Stock, for which the RPM Shares will be exchanged in the Merger, is likely to be, or, as a result, how much original issue discount will be attributed to the Debentures, although it will make such determination in connection with its annual information reporting obligations to the Internal Revenue Service. Each investor is urged to consult his own tax advisor with respect to the foregoing matters.

Dependence on Key Personnel

     The Company believes that its success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of Terence C. Byrne, President and Chief Executive Officer; and Louis V. Muro, Vice President in charge of Engineering. The loss of Mr. Byrne, or Mr. Muro could have a material adverse affect on the Company's business, prospects, operating results, and financial condition. The Company does not presently have key man life insurance policies, but intends to try to obtain such coverage in the amount of $1,000,000 for Mr. Byrne and $500,000 for Mr. Muro. There can be no assurance that such policies will be available to the Company on commercially reasonably terms, if at all. Additional, the ability of the Company to realize its business plan could be jeopardized if any of its senior management becomes incapable of fulfilling his obligations to the Company and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, the Company will be able to locate and retain a capable successor to any member of its senior management.

Dependence on Major Customer

     To date the Company has received orders for ten TCS-1 Systems, eight of which were ordered by Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III") and one of which was ordered by Oceans Tire Recycling & Processing Co., Inc. ("OTRP"). O/V III and OTRP are New Jersey corporations affiliated with each other through common control. The loss of either or both of these two customers would have an adverse effect on the Company. See BUSINESS:
"Dependence on Major Customer".

Control by Present Officers

     Control of Tirex. Terence C. Byrne, Tirex's President and Chief Executive Officer, owns of record and controls beneficially by way of irrevocable voting proxies 11,619,430 shares of Tirex Common Stock. Louis V. Muro owns of record 4,681,191 shares of Tirex Common Stock. Accordingly, Messrs. Byrne and Muro collectively control an aggregate of 16,300,621, or 42%, of the currently issued and outstanding Common Stock of Tirex. They are therefore in a position to substantially influence the election of a majority of Tirex's directors and otherwise control Tirex. Tirex is not aware of any other written or oral voting agreements respecting Tirex's Common Stock.

     Control of RPM. Dr. Eugene Stricker, RPM's President, and Mr. Mark Schindler, RPM's Secretary and Treasurer, each own 1,130,000 shares of RPM Common Stock, and Mr. Al Pietrangelo, RPM's Assistant Secretary and Assistant Treasurer, owns 400,000 shares of RPM Common Stock, constituting in the aggregate 88.7% of the issued and outstanding stock of RPM. Accordingly, these persons are in a position to substantially influence the election of a majority of RPM's directors and otherwise control RPM. RPM is not aware of any other written or oral voting agreements respecting RPM's Common Stock.

Experience of Management

     Although Management has general business and engineering experience, potential investors should be aware that no member of management has been directly involved in administering a tire disintegration, recycling, or tire disintegration equipment manufacturing, business.

Uncertainty of Product and Technology Development:  Technological Factors

     The Company has not completed development and testing of the TCS-1 System. The Company's success will depend upon the TCS-1 System's meeting targeted performance and cost objectives and its timely introduction into the marketplace. The Company continues to be required to commit the bulk of its time, effort, and resources to finalizing the development of the TCS-1 System. Although the Company anticipates that the development of the TCS-1 System will be successfully concluded prior to the end of 1997, such an outcome will be subject to all of the risks inherent in the development of a new product and technology (including unanticipated delays, expenses, and difficulties, as well as the possible insufficiency of funding to complete development). There can be no assurance as to when, or whether, the Company's efforts to complete the development of the TCS-1 System will be successful. In addition, there can be no assurance that the TCS-1 System will satisfactorily perform the functions for which it is designed, that it will meet applicable price or performance objectives, or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in development. There can be no assurance that, despite testing by the Company, problems will not be encountered in the TCS-1 System after the commencement of commercial manufacture and sales, resulting in loss or delay in market acceptance.

Protection of Tirex Proprietary Technology and Potential Infringement

     The success of the Company's proposed business depends in part upon its ability to protect its proprietary technology and the proposed TCS-1 System which will utilize such technology. On December 18, 1996, the Company filed patent applications in the United States and Canada based on provisional priority under preliminary patent applications filed on December 19, 1995. On October 23, 1997, the Company's application was allowed and pursuant thereto a United States Patent on the Company's cryogenic tire disintegration process and apparata will be issued with priority as of December 19, 1995. Upon issuance of the said United States patent, the Company will submit the patent examination papers to the Canadian authorities. The Canadian patent, when issued, will also have a priority date of December 19, 1995. Prior to filing for patent protection, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 System. Except where the terms of their employment agreements would make it redundant or, in the sole discretion of management, it is determined that because of the non-technical nature of their duties, such agreements are not necessary or appropriate, the Company has, and will continue to, enter into confidentiality and invention assignment agreements with all employees and consultants which limit access to, and disclosure or use of, the Company's proprietary technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. Moreover, there can be no assurance that the Company will have the resources to defend its patent by bringing patent infringement or other proprietary rights actions.

Limited Public Market

     To date there has been only a limited and sporadic public market for the Company's Common Stock. There can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained. Purchasers of the securities offered hereby may, therefore, have difficulty in selling the shares of Tirex Common Stock for which the RPM Shares will be exchanged in the Merger or which will be issuable upon the conversion of the Debentures. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. The Company's Common stock is currently traded in the over-the-counter market and quoted on the NASD Over-theCounter Electronic Bulletin Board. The Company expects to apply for inclusion in NASDAQ. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange. All companies applying and authorized for listing with NASDAQ are required to have not less than $4,000,000 in total assets and $2,000,000 in capital and surplus. Unless the Company is able to increase its net worth substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. In order to qualify for listing on a national stock exchange similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met. Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Applicability of Penny Stock Rules to Broker-Dealer Sales of Company Common Stock". These rules could make it difficult to trade the Common Stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of Tirex Common Stock, as well as on the price obtainable for such shares of Common Stock.

Applicability of "Penny Stock Rules" to Broker-Dealer Sales of
Company Common Stock

     The Securities and Exchange Commission has adopted special regulations (referred to herein as the "Penny Stock Rules") which define a security that has a market price of less than $5 and is not listed on a national stock exchange or quoted on NASDAQ as a "Penny Stock". These regulations subject all broker-dealer transactions involving such securities to the special Penny Stock Rules set forth in Rule 15g- 9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholders to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5 per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of less than $5 (see "Price Range of Securities"). Accordingly, any broker-dealer sales of the shares being offered hereunder, as well as any subsequent market transactions in the Company's Common Stock, will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if such a market should ever develop.

     The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
Accordingly, for so long as the Penny Stock Rules are applicable to the Company's Common Stock, it will be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's Common Stock.

Regulatory and Environmental Considerations

     The Company does not expect that its equipment manufacturing operations will be subject to any unusual or burdensome governmental regulations. However, the Company is currently making preparations to enter into a five-year tire shredding project in Quebec (see "Proposed Tire Shredding Operations"). These operations and the businesses of the Company's customers may involve, to varying degrees and for varying periods of time, the storage or "stockpiling" of scrap tires which, with their size, volume and composition, can pose a particularly serious environmental problem. Among the numerous problems relating to stockpiling scrap tires, is the fact that when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin. As a result, many states have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. For reasons including, but not limited to the problems described above, the Company and the purchasers of its TCS-1 Systems will be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies. Compliance with applicable environmental and other laws and regulations governing the business of the Company may impose a financial burden upon the Company that could adversely affect its business, financial condition, prospects, and results of operations. Likewise, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Systems could discourage potential customers from purchasing a TCS-1 System which would adversely affect the Company's business, prospects, results, and financial condition. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 System and make such by-products less profitable or even impossible to sell at an economically feasible price level.

     The Company believes that it will be able to operate in compliance with such regulations. In this regard, it has retained environmental attorneys in Montreal to advise it with respect to compliance with local environmental regulations applicable to its proposed tire shredding operations. It has also engaged a consultant to advise purchasers of its TCS-1 Systems with respect to compliance with local environmental regulations applicable to the installation and operation of the TCS-1 System. To date, the Company has not had to make significant capital expenditures relating to environmental compliance because it has not yet commenced operations. However, the inception of equipment manufacturing and, possibly, tire shredding operations together with continually changing compliance standards and technology, may affect the Company's future capital expenditure requirements relating to environmental compliance. See BUSINESS.

Production and Supply

     The Company intends to begin manufacturing the TCS-1 System on a commercial basis within the current fiscal year. The Company will be dependent on arrangements with its subcontractors for the manufacture and assembly of the principal components incorporated into the TCS-1 System (see BUSINESS "Agreements With Subcontractors", below). It will therefore be substantially dependent on the ability of such subcontractors to satisfy performance and quality specifications and to dedicate sufficient production capacity for all TCS-1 System scheduled delivery dates. The Company believes that all of its subcontractors have the requisite manufacturing capabilities and the willingness to dedicate sufficient amounts of their manufacturing capacity to allow the Company to meet all TCS-1 System delivery dates, currently scheduled or expected to be scheduled within the next two years. However, no assurance can be given that this will in fact be the case and failure on the part of the Company's subcontractors in these regards would adversely affect the Company's ability to manufacture and deliver TCS-1 Systems on a timely and competitive basis. In such event the Company would have to replace or supplement its present subcontractors. There can be no assurance that should it be necessary to do so, the Company would be able to find capable replacements for its subcontractors on a timely basis and on terms beneficial to the Company, if at all; The Company's inability to do so would have a material adverse effect on its business (see BUSINESS: "Production and Supply").

     Components of the TCS-1 Systems, which are not manufactured by the Company's subcontractors specifically for the TCS-1 System, will be purchased, either directly by the Company or indirectly through its subcontractors from third-party manufacturers. The Company believes that numerous alternative sources of supply for all such components are readily available.

Technological Changes

     To date, the market for tire disintegration equipment has not, to the best of management's knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to the Company, will not, at any time in the future and without warning, render the Company's tire disintegration technology less competitive or even obsolete. Moreover, the technology upon which the Company's tire disintegration system is based, could be susceptible to being analyzed and reconstructed by an existing or potential competitor. Although the Company has filed a patent application respecting its proprietary disintegration system, there cannot, at this time be any guarantee that a patent will, in fact, be granted pursuant to such application. Moreover, even in the event that the Company is granted a patent, the Company may not have the financial resources to successfully defend such patent by bringing patent infringement suits against parties that have substantially greater resources than are available to the Company. The Company must continue to create innovative new products reflecting technological changes in design, engineering, and development, not only of new tire disintegration machinery, but of products, and machinery capable of producing products, which incorporate and recycle the rubber, steel, and/or fiber by-products which will be produced by the operation of the TCS-1 System. Failure to do so, could prevent to Company from gaining and maintaining a significant market for its products. This may require a continuing high level of product development, innovation, and expenditures. To the extent that the Company does not respond adequately to such technological advances, its products may become obsolete and its growth and profitability may be adversely affected.

Competition

     Although management believes that the Tirex Technology has distinct advantages over other existing tire disintegration methods, the Company will face competition from other equipment manufacturers, virtually all of whom will be larger than the Company, and will have substantially more assets and resources than the Company has. Management intends to meet such competition by developing technological innovations which will make the TCS-1 System more economical and efficient than other tire disintegration methods. To do so, the Company will have to raise sufficient funding to complete and continue its development program and to employ highly qualified personnel. There cannot however be any assurance that the Company will be able to raise the capital necessary to enable it to do so or that it will be able to locate or retain such personnel.

No Dividends and None Anticipated

     The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.


Shares Available for Resale

     Excluding any options that could be exercised, there were 38,774,625 shares of Tirex Common Stock issued and outstanding as of the date of this Memorandum. 15,948,127 shares of such shares are "restricted securities" within the meaning of Rule 144 of the Securities Act ("Rule 144") and thus may be sold only in compliance with an exemption from registration under the Securities Act or pursuant to a registration statement under the Securities Act. All of such shares will become eligible for resale under Rule 144 between the date hereof and July 18, 1998. A sale of shares by shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Common Stock.

Authorization of Preferred Stock

     The Company's Amended Certificate of Incorporation authorizes the issuance of "open" stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to designate and issue the "open" stock as preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Convertible Debentures, and Common Stock. Also, the voting power and percentage of stock ownership of the shareholders of the Company's outstanding capital stock can be substantially diluted by such preferred stock issuance. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company. The Company does not have any provisions in its Certificate of Incorporation which would have an anti-takeover effect. However, certain provisions in the employment agreements of certain of the Company's officers could have such effect. Moreover, the Company may adopt anti-takeover measures in the future. Such measures could include, but may not necessarily be limited to, the issuance of preferred stock with anti-takeover provisions to discourage bidders from making offers at a premium to the market price. In addition, the mere existence of an anti-takeover device could have a depressive effect on the market price of the Company's Common Stock.

Affiliated Persons To Be Paid Out Of Offering Proceeds

     The Company does not intend to spend any of the proceeds from this offering or from the RPM Offering on payments to affiliates unless the maximum proceeds from both offerings are received (see "USE OF PROCEEDS", above). In such event, the Company has budgeted $134,000 from the Maximum Combined Proceeds for salaries to Affiliates. However, the following should be noted: The Company intends to expend all of the proceeds from this Private Placement and from the RPM Offering during the six months following the closing thereof. Because of its limited financial resources, the Company has met, and during the period preceding the Proposed Public Offering the Company may continue to meet, a substantial portion of its salary obligations to its executive officers and its in-house corporate counsel by issuing to them unregistered shares of its Common Stock at a 50% discount from the average market price of the stock during the period when such unpaid salaries were earned. The Company has entered into employment agreements with its four executive officers which call for annual salaries in the approximate aggregate amount of $515,000. If all of the following factors occur: (i) the Company spends all of the proceeds from this Private Placement within six months; (ii) during such six-month period, the Company receives no cash resources other than the proceeds from this Private Placement; and (iii) the Company discontinues its established practice of paying part of its executives' salaries in stock instead of cash and pays 100% of its salary obligations in cash, then the Company could expend up to $257,500 on salaries to affiliates. If this entire amount was taken from the Combined Maximum Proceeds, it would constitute approximately 192% thereof. As noted above, if the Maximum Combined Proceeds are raised, Tirex's present budget allocates a total of $134,000 to salaries to affiliates. Such amount would constitute less than 10% of the Maximum Combined Proceeds. For further details respecting Tirex's compensation of its executive officers, reference is made to
ITEM 10. "EXECUTIVE COMPENSATION" of Tirex's annual report on Form 10-K for the fiscal year ended June 30, 1997, enclosed as an exhibit hereto.

--------------------------------------------------------------------------------

                            PRICE RANGE OF SECURITIES
                                       OF
                              THE TIREX CORPORATION

--------------------------------------------------------------------------------

     The Common Stock of Tirex is traded on a limited basis in the over-the-counter market and quoted on the NASD's OTC Electronic Bulletin Board (the "OTC Bulletin Board"). The following table sets forth representative high and low bid prices by calendar quarters as reported by the NASD's OTC Electronic Bulletin Board System (the "OTC Bulletin Board") during the last two fiscal years and the subsequent interim period through November 19, 1997. The level of trading in the Common Stock of Tirex has been limited and the bid prices reported may not be indicative of the value of the Common Stock or the existence of an active market. The OTC market quotations reflect inter-dealer prices without retail markup, mark-down, or other fees or commissions, and may not necessarily represent actual transactions.

                                                              Bid Prices
         Period                                              Common Stock
         ------                                              ------------
                                                          Low          High
                                                          ---          ----
Fiscal Year Ended June 30, 1996
    September 30, 1995                                    0.125         0.75
    December 31, 1995                                     0.125         0.375
    March 31, 1996                                        0.125         0.28
    June 30, 1996                                         0.10          0.56

Fiscal Year Ended June 30, 1997
    September 30, 1996                                    0.19          0.45
    December 31, 1996                                     0.13          0.44
    March 31, 1997                                        0.23          0.58
    June 30, 1997                                         0.18          0.44

Fiscal Year Ending June 30, 1998
    November 19, 1997                                     0.13          0.46

--------------------------------------------------------------------------------

                           SHAREHOLDERS AND DIVIDENDS

--------------------------------------------------------------------------------

Shareholders

     As of September 25, 1997, the number of holders of record of the Common Stock, $.001 par value, of RPM was 21 and the number of holders of record of the Common Stock, $.001 par value, of Tirex was 311.

Dividends

     Neither Tirex nor RPM has paid any cash dividends, nor does either of such companies have any present plan to pay cash dividends in the foreseeable future. Tirex intends to reinvest its earnings, if any. Payment of future cash dividends will be determined from time to time by the Board of Directors, of Tirex based upon its future earnings, if any, financial condition, capital requirements and other factors. Neither Tirex nor RPM is presently subject to any contractual or similar restriction on its present or future ability to pay such dividends.


--------------------------------------------------------------------------------

                                 BUSINESS OF RPM

--------------------------------------------------------------------------------

     RPM Incorporated ("RPM") was incorporated in Delaware on August 27, 1996 for the purpose of engaging in the business of providing management and business consulting services. RPM's principal business activities, throughout its existence, have been limited to providing management and business consulting services to Tirex pursuant to a consulting agreement dated June 9, 1997, among RPM, its principal shareholders, Dr. Eugene Stricker and Mr. Mark Schindler, and Tirex (the "Consulting Agreement"). The Consulting Agreement is for a five-year term and provides for monthly payments in the amount of $4,000 to be paid to RPM in exchange for consulting services to be rendered by Dr. Stricker and Mr. Schindler. The parties have agreed that the Consulting Agreement will survive the Merger and the consequent absorption of RPM by the Tirex Subsidiary. The Merger Agreement provides that all 3,000,000 shares of RPM Common Stock, issued and outstanding prior to this Private Placement, will be exchanged for a like number of shares of Tirex Common Stock in consideration of the waiver by RPM, Dr. Stricker, and Mr. Schindler of all consulting fees theretofore and thereinafter accrued during the entire five-year term of the Consulting Agreement (see "CONCURRENT OFFERING AND PROPOSED MERGER", above).

--------------------------------------------------------------------------------

                        BUSINESS OF THE TIREX CORPORATION

--------------------------------------------------------------------------------

NOTE: As described above, an investment in the Units offered hereby will necesarily be an investment in Tirex and not in RPM. All references to the "Company", which appear in this Section, are to Tirex and not to RPM.

History

     The Tirex Corporation (hereinafter, the "Company" or "Tirex") was incorporated in Delaware on August 19, 1987 under the name "Concord Enterprises, Inc." Its name was changed to "Stopwatch Inc." on June 20, 1989(1) and to the "Tirex America Inc." on March 10, 1993. On July 11, 1997, in order to encompass the current and projected international scope of its operations, the Company's name was changed to "The Tirex Corporation". The Company, directly and through its subsidiary "Tirex Canada Inc.",(2) is presently engaged in the business of developing, manufacturing, selling, and leasing a cryogenic tire disintegration system (the "TCS-1 System") which integrates proprietary disintegration technology with established conventional mechanical and technologies. It is also currently conducting negotiations with C.G. Tire, Inc., a wholly-owned subsidiary of Continental General Tire Inc., respecting a five-year tire shredding project for the province of Quebec. In addition, the Company is exploring, with the Montreal operation of Solutia Inc. (a successor to part of the business of Monsanto Canada Inc.), the feasibility of expanding the Company's operations to include thermoplastic/rubber compounding operations at the former Monsanto Montreal facility.

     The Company acquired its proprietary tire disintegration technology (the "Tirex Technology") in the fall of 1992(3). Since the beginning of 1993, it has devoted the bulk of its efforts to completing the design and development, and commencing the manufacture, of the TCS-1 System and raising the financing required for such project. In August of 1995, the Company moved its corporate headquarters to Quebec and formed its subsidiary, 3143619 Canada Inc. (known and doing business, and hereinafter referred to, as "Tirex Canada Inc."). Construction of the first full scale prototype of the TCS-1 began in February of 1997 and is expected to be completed by the end of November 1997. The Company began taking orders on the TCS-1 System in October of 1995 and, to date, has received deposits of $25,000 each on five Systems. The Company has located and entered into written and oral agreements with various

----------------------

     (1) For a discussion of the merger with Stopwatch, the healthcare business which was intended, but was never commenced, by Stopwatch, and the reasons for the termination of the Stopwatch business plan, reference is made to Item 1 of Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1988, its transition report on Form 10-K for the transition period ended June 30, 1989, and its annual report on Form 10-KSB for the fiscal year ended June 30, 1995.

     (2) Unless context necessarily requires otherwise, references hereinafter to the "Company" refer to The Tirex Corporation and its subsidiary, Canadian Corporation 3143619 (known and doing business as "Tirex Canada Inc."), collectively.

     (3) For discussions in detail of the Company's acquisition of the Tirex Technology and the associated corporate and management changes which took place between the autumn of 1992 and January of 1995, reference is made to the discussions thereof included in Item I of the Company's annual reports of Forms 10-KSB for the fiscal years ended June 30, 1995 and June 30, 1996.

engineering and manufacturing subcontractors and component suppliers, which Management believes will supply it with sufficient production capacity to meet all current and projected orders, on a timely basis, commencing upon satisfactory completion of testing operations of the initial TCS-1 System (see "Products and Services" below).

The Scrap Tire Disposal Business

Overview

     If both this Private Placement and the RPM Offering are successfully completed, the Company expects to complete the construction, and initiate testing, the first production model of its proprietary cryogenic scrap tire disintegration system (the "TCS-1 System") before the end of 1997. It intends immediately thereafter to initiate full scale marketing and manufacturing operations. The TCS-1 System comprises a complete, turn-key, environmentally safe, cryogenic tire disintegration system designed to: (i) disintegrate scrap tires, using substantially less energy than is required by existing ambient methods (which shred and/or chop tires at "ambient" or normal room temperatures) or other currently available cryogenic methods (which reduce the temperature of the materials for at least a portion of the process, but which still rely on chopping and/or shredding the tire), and (ii) produce commercially exploitable, high quality, clean rubber crumb and unshredded steel and fiber.

Scrap Tire Disposal Problems and Development of New Uses for Scrap Tires

     The Company's management believes that there is a need to find alternatives to conventional methods for disposing of the vast amounts of solid waste which are continually being dumped into fast disappearing land-fill space or burnt in incinerators. Even though scrap tires represent only about 1.2% of the total tonnage of solid waste annually produced in North America, the disposal of scrap tire can pose serious environmental problem. Among the numerous problems relating to landfilling or stockpiling scrap tires, is the fact that whole tires cannot be successfully buried in landfills because the combination of their size, configuration, and weight causes buried tires eventually to work their way up to the surface. Moreover, when stockpiled above ground, tires can create serious fire, public health, and environmental hazards ranging from dump fires which generate large and dense clouds of black smoke and are very difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin. According to the Scrap Tire Management Council ("STMC") "Scrap Tire Use/Disposal Study - 1996 Update", current estimates for scrap tire stockpiles run from approximately 700 million to 800 million, which would correspond to a tire-to person ratio in the United States of America between 2.5 and 3.0.

     As a result, many states have either passed or have pending legislation regarding discarded tires, including legislation limiting the dumping of used tires to specifically designated areas. Also in recognition of the serious environmental problems created by discarded tires, there has been a shift from the dumping or landfilling of waste tires to development of various market applications. According to the STMC, there are currently three major markets for scrap tires:

     (a) using scrap tires as "tire derived fuel" or "TDF" which comprises burning the tires, either whole or after reduction to approximately two inch chips;

     (b)  exporting scrap tires for refitting and re-use as tires; and

     (c) disintegrating scrap tires into their components (rubber, steel wire, and fiber) and recycling the salvageable steel and rubber into new products;

     The STMC 1996 update report indicated that the largest use presently being made of scrap tires is burning them as tire derived fuel. From 1994 to 1996, this usage grew 50% to 152 million tires burned in 1996. The second largest use of scrap tires was exporting them (15 million in 1996). But, while ground rubber represented only the third largest use of scrap tires, the STMC study indicated that this area enjoyed "the biggest surge" with an increase of "177% over 1994". As a result, approximately 190 pounds of crumb rubber were produced in 1996 (vs. 69 million pounds in 1994) In addition, 210 million pounds of tire buffings (a by-product from the retreading industry were also processed for an overall market demand for size reduced rubber (crumb rubber and buffings) of around 400 million pounds at the end of 1996. A more detailed discussion is included.

     The Company believes that modern waste disposal problems combined with the considerable depletion of natural, non-renewable resources, such as raw material used for tire manufacture, the decreasing availability of many cultivated raw materials, and the resulting increases in the costs thereof, will make the recycling of waste products such as used tires into reusable raw materials a critical imperative for society and for the economy. The Company also believes, however, that because present market conditions demonstrate that the capital and operating costs of currently available tire recycling systems are high, and, because of the inefficiency of the technologies being used, the by-products therefrom, expensive to produce, that tire recycling will not be an economically viable industry until such problems are addressed. The Company believes that the TCS-1 System will successfully address these problems. The TCS-1 System has been designed not only to cost less in terms of initial capital outlay required, but to cut maintenance, operating, and energy costs drastically and to significantly increase the quantity and quality of the by-products yielded by the recycling process.

     The Company believes that the advent of a greater and more dependable supply of high quality rubber crumb could contribute to and encourage the continuance of the kind of huge growth in the market for rubber crumb which is currently occurring. Should the TCS-1 System be developed by the Company, the Company hopes to participate in such market. (See "Potential Markets" below).

Products and Services

Proposed Product

The TCS-1 System

     The TCS-1 System comprises a complete, turn-key, environmentally safe, cryogenic tire disintegration system which incorporates proprietary disintegration and cryogenic technology with established conventional mechanical and technological techniques. While the TCS-1 System is still in the research and development stage, substantial progress has been made during and since the end of the fiscal year ended June 30, 1997 with initial engineering design and development nearing completion. Construction of the first full scale production model began in February of 1997 and is expected to be completed by the end of 1997. A three to six month test phase is scheduled to begin immediately upon completion of such production model for the purpose of optimizing the performance of the System and eliminating any problems which may arise under operating conditions. This will also allow the Company to definitively test the limits of the System's production capabilities.

     The TCS-1 System is designed to: (i) disintegrate scrap tires, using substantially less energy than is required by existing ambient methods (which shred and/or chop tires at "ambient" or normal room temperatures) or other currently available cryogenic methods (which reduce the temperature of the materials for at least a portion of the process, but which still rely on chopping and/or shredding the tire), and (ii) produce commercially exploitable, high quality, clean rubber crumb and unshredded steel and fiber.

     The principle features of the TCS-1 System which management believes make it superior to other existing tire recycling systems on the market today include:

     * A cooling process which management believes will substantially reduce the cost of refrigerants.

     * A multiple stage tire disintegration unit which: (i) will not subject the tire to shredding or hammer-milling operations; (ii) will be environmentally safe; and (iii) is capable of yielding rubber powder in a wide range of particle size, a capability which Management believes will enable it to meet a variety of market demands.

     * The ability to produce steel, fiber cord, and rubber powder with only insignificant intermingling.

     * Highly efficient utilization of energy resulting in low energy requirements and usage (more than 90% of the cold air generated will be used to cool the tires).

     *    Low capital cost.

     *    Low maintenance requirements.

Construction and Design of the TCS-1 System

     The functions and mechanisms of the proposed TCS-1 System have been designed for the exclusive purpose of disintegrating automobile and truck tires, which basically consist of the following elements:

     * Two types of rubber. The sidewalls of tires are constructed of material containing a higher percentage of natural, as opposed to synthetic, rubber which is used in the treads. Management believes that natural rubber, which is more flexible than synthetic rubber, is capable of being reused in a significantly wider range of products than is synthetic rubber. The TCS-1 System has been designed to take advantage of these differences to produce a separate rubber powder reclaimed exclusively from the sidewalls. Management believes that such "sidewall" rubber powder will have a higher market value than rubber produced today from a mixture of tread and sidewall rubber.

     * Steel beads, which consist of steel wires tightly wound together to a diameter of approximately 3/8 of an inch. These beads are imbedded around the rims of the tire treads;

     * Steel belting, which incorporates a thin layer of steel wires laid out in a "herring bone" pattern and which underlies the entire surface of the tread area, and

     * Fiber threads which are incorporated into the rubber used throughout the tire.

     The TCS-1 System will comprise four main sections consisting of separation, cryogenic, disintegration, and product handling systems. An internal computer will monitor all essential wear points as well as certain other aspects of the System.

     The principal feature of the TCS-1 System will be the Company's proprietary, non-shredding disintegration mechanism which will, under cryogenic conditions, disintegrate used tires into: (i) two types of rubber powder (rubber from the sidewalls of the tire will be processed separately from the tread rubber); (ii) steel wire sections; and (iii) fiber cord sections. The steel and fiber yielded by the System will normally contain insignificant amounts of rubber.

     The basic components of the TCS-1 System will include:

     (a) a tire preparation assembly which will remove the steel beads, clean the tires, separate sidewalls from the tread, and cut both treads and sidewalls;

     (b) a refrigeration unit, approximately eight feet wide, sixteen feet high, and 40 feet long;

     (c) a completely enclosed cryogenic tire disintegration unit approximately 20 feet wide, 16 feet high and 40 feet long;

     (d) two freezing chambers, each ten feet wide, twenty feet high, and twelve feet long;

     (e)  a fiber baler used to bundle fibers into bales with steel bonds; and

     (f)  miscellaneous conveyors and fiber separation equipment

     In April of 1997, the Company replaced its original, one-quarter scale model with a new, larger sized (1/2 scale) working prototype of the TCS-1 System's proprietary disintegration unit. This scale model disintegration mechanism will be used to run test operations to discover, identify, and cure any problems which may arise, as well as to test the limits of the System's productive capacity, under operating conditions. This will enable the Company's engineering team to design and develop, under operating conditions, the components of the disintegration mechanism for the full-scale production model of the TCS- 1 System, which is presently under construction. The scale model disintegration mechanism is also being used to produce rubber crumb for the purpose of testing the nature, quality, and potential marketability thereof.

     The foregoing production schedule may not be met unless the Company completes and closes a Private Placement of its securities in an amount of not less than $700,000. Any failure or delay in the Company's ability to obtain such financing will be directly reflected in a commensurate delay or failure in the completion of the construction, and the commencement of the testing, of the production model.

Economy of Operation

     The TCS-1 System has been designed to substantially reduce the amount of energy and equipment maintenance required to disintegrate tires, to increase the ease and efficiency of separating the steel, rubber, and fiber components of tires, and to produce what Management believes will be more saleable and more highly valued by-products than are produced by other systems currently available. Test operations indicate that the cost of disintegrating a tire using the TCS-1 System will be about $.50 as compared with current tire disintegration costs, using other technologies, of up to $2.00 per tire. Additionally all of the end products which the TCS-1 System is designed to yield are expected to be saleable

     The TCS-1 System has been designed to operate continuously (with minimum amounts of downtime for maintenance), and to consume approximately 650 horsepower operating at 460 volts, and is designed to require substantially less energy than is used by presently existing equipment. TCS-1 System will be able to process both automobile and truck tires in quantities equivalent to 180 automobile tires per hour, or 1,000,000 automobile tires per year.

Projected Functions, Operations, and Capabilities

     The following discussion of the functions, operations, and capabilities of the TCS-1 System are based upon engineering design plans and specifications and test operations of: (i) the 1/2 scale prototype disintegration mechanism; (ii) the automated front-end system; and (iii) various other components of the System which have already been completed and tested separately. This discussion also assumes that the System, when complete and fully integrated, will function as planned, of which there can be no assurance. However, because the TCS-1 System is still in the development stage, the Company cannot, as at the date hereof, guaranty how long after the completion of the first full-scale production model, if ever, the System will perform fully in accordance with Management's expectations.

Step-by-Step Operations

     The projected step-by step operations of the TCS-1 System will encompass the following:

     (a) The two sidewalls will be cut off and the tread will be cut into lengths of about one foot. (The sidewalls will be kept separate from the tread sections throughout the process).

     (b) The two steel beads which are contained within each tire will be pulled out;

     (c) Sidewall and tread sections will automatically be placed onto separate conveying systems which will then feed them into the TCS-1 System's freezing chambers through separate air locks. The temperature of the air within the freezing chambers will be kept at approximately 170 degrees below zero by constant recirculation through a refrigeration unit. The sidewall and tread sections will remain within the freezing chambers until they are cooled to a point between 90 and 100 degrees below zero (fahrenheit).

     (d) The frozen sections will then pass through proprietary disintegrators where the sidewall and tread rubber will be reduced to two separate coarse powders. This operation will not involve any chopping, shredding, or hammer-milling. Therefore, the steel wires will not be cut or broken. Furthermore, although the fiber threads may be broken into shorter lengths, they will still retain their basic shapes and characteristics. No steel powder or fiber fluff will be produced.

     (e)  The steel wires will be magnetically removed from the rubber powders.

     (f) The fiber and rubber powder will be passed through screens to separate the powder from the fiber threads. The fiber threads will then be conveyed out of the machine to a fiber baler.

     (g)  The rubber powders will then be conveyed out of the TCS-1 System.

     (h) 100% of the rubber powders yielded by the TCS-1 System will pass through a ten mesh screen. Supplementary grinders will be supplied for customers desiring finer powders which can pass through 40 mesh or 80 mesh screens.

Comparison  of the Projected TCS-1 System
  With Other, Existing Tire Recycling Equipment

     There are two types of tire disintegration processes in use today which produce rubber powder, normally referred to as "crumb": (i) cryogenic systems and (ii) "ambient" systems. Management believes that the TCS-1 System will have the distinct advantages over existing systems, as set forth in the comparisons below. All references to "existing conventional cryogenic and ambient systems" are to technologies which are widely available and known throughout the industry. Such technologies include all mechanical, commercially feasible tire disintegration systems of which the Company has knowledge. There can be no assurance however that one or more new technologies, or improvements to existing technologies, presently unknown to management, has not, or in the near future, will not, become available. While it is conceivable that new technological breakthroughs could provide benefits and advantages equal to or exceeding those of the projected TCS-1 System, at this time, the Company is not aware of any such tire disintegration system or technology.

                              Existing Conventional
                              Cryogenic and Ambient
                                     Systems

Methods

Except for a small number of recyclers who remove the steel beads first, most conventional cryogenic and ambient systems used today to produce rubber crumb, feed whole tires into chopping, shredding, grinding, or pulverizing mechanisms, or a combination of any two or more of such mechanisms. Because the entire tire is subject to these operations, the steel which makes up the beads as well as the steel wires embedded in the belting and the fiber components of the tire are also chopped, shredded, and ground. In both conventional cryogenic and ambient systems, this initial chopping and shredding is effected at ambient temperatures (normal climatic conditions). Tires, however, are designed to be tough and durable at these temperatures. The difficulty in chopping or shredding the tires at these

                                    Projected
                                      TCS-1
                                     System

Methods

The projected TCS-1 System will be designed to remove and salvage the steel beads of the tire before any other operation is commenced. Disintegration of the tire will be accomplished solely by the exertion of pressure, in a proprietary manner, on frozen rubber. This disintegration process will take place only after the tire sections have been cooled to a temperature between 90 and 100 degrees below zero, fahrenheit, at which point the material will take on a glass-like brittleness. At no point in the process will the steel or fiber components be subjected to any chopping, shredding, grinding, or pulverizing procedures which would destroy the basic integrity of their respective wire-like and cord-like configurations.

temperatures is compounded by the fact that all of the steel in the tire is also being chopped and shredded.

Equipment, Energy and
  Maintenance Requirements

Because of the toughness of rubber at ambient temperatures and the fact that steel, as well as the rubber and fiber, are being chopped or shredded, very large and powerful equipment and the application of substantial amounts of energy are required to tear tires apart using conventional cryogenic or ambient systems. Moreover, since tires are so tough and durable, they have to be shredded in stages. The stages typically include: (i) initial shredding to reduce the tire to strips of about 2 x 6 inches; (ii) a second shredding to reduce such strips to pieces approximately 1 x 2 inches in size; (iii) a third stage which further reduces the material to pieces of approximately 1/8 to 1/2 inches in size; and a fourth shredding operation which yields a coarse powder. The foregoing shredding operations will consume a total of approximately one thousand horsepower or more. Because of the foregoing requirements, the machinery which is used to construct conventional cryogenic or ambient systems has more bulk than the TCS-1 System. Moreover, there is great wear and tear on the cutting edges of the chopping and shredding mechanisms which causes the cutting edge to require constant maintenance, repair, and blade replacement.

Cooling Techniques

As discussed below, conventional cryogenic systems use liquid nitrogen to cool the rubber before subjecting it to knife or hammer-mill operations. Liquid nitrogen is an expensive coolant and none of the systems with which Management is acquainted make any attempt to recycle any of the cold energy generated thereby.

Equipment, Energy and
  Maintenance Requirements

The projected TCS-1 System is designed to remove the steel beads from the tires before any disintegration process commences. Additionally, the rubber will be in an extremely brittle and easy to break condition during the disintegration process. Therefore, the equipment required to break down the tires will be considerably smaller and lighter, and the energy requirements will be drastically lower than those required by conventional cryogenic or ambient systems in use today. The TCS-1 System will be comparatively light in terms of bulk and weight. Moreover, the TCS-1 System will have no shredding or chopping surfaces that would require continuous sharpening and repairing. This will result in an additional significant reduction in maintenance expenses.

Cooling Techniques

The TCS-1 System will be designed to use mechanical refrigeration to cool the tires to the required temperatures. Mechanical refrigeration is normally less expensive to use than liquid nitrogen and the Company expects this to further reduce operating costs. Moreover, unlike conventional cryogenic systems which do not attempt to recover the cold energy from the rubber powder, the TCS-1 System has been designed to use 90% of the available cold energy to reduce the temperature of tires entering the system. A specialized cooling chamber makes this possible.

Costs and Expenses

As a result of the foregoing, initial capital outlays for the equipment and continuing energy and maintenance costs are high.

Problems Associated With Tire Disintegration
Methods In Current Use.

The initial operations described above will chop or shred a complete tire until it is reduced to chips ranging in size from about 2 x 2 inches to 2 x 6 inches. These chips can be used as "TDF" (tire derived fuel") and possibly as fill to assist drainage. Unless destined for these limited uses, the chips are normally then fed into a second shredder which reduces them to 1 x 1 inch or 1 x 2 inch pieces. They are then fed into a knife or hammer-mill where they are reduced to rubber "crumb" consisting of particles of rubber, approximately 1/8 to 1/2 inch in size. At this point, some of the steel will have been broken into small pieces of wire, free of rubber, but much of the steel will remain embedded in the rubber pieces. In addition, since the fiber will have been subject to the chopping, shredding, and/or pulverizing operations, much of it will have been broken, and its thread or cord-like configuration destroyed. The broken, pulverized fibers will have formed a "fluff" which entraps and holds both rubber and steel particles.

In order for this crumb to be useable, the steel will have to be separated and removed. The use of strong magnets removes the free steel pieces, but such magnets also remove all of the rubber particles in which the rest of the steel is embedded, resulting in a loss of up to 15% of the rubber.

To avoid losing the substantial amounts of steelbearing rubber which were magnetically removed, and to obtain a finer crumb (the coarse crumb has very few uses), the crumb must be subjected to a second re-grinding, which may or may not be cryogenic. This is normally done in a knife mill capable of disintegrating the crumb into smaller particles or in a hammer-mill.

Costs and Expenses

The foregoing is expected to result in significantly smaller initial capital requirements and drastically lower continuing energy and maintenance costs.

Avoidance of Problems Associated With Tire
Disintegration Methods in Current Use.

The proposed TCS-1 System has been designed to avoid the problems described opposite which arise out of current tire disintegration methods by insuring that the steel and fiber components of the tire are not subjected, at any time, to chopping, shredding, or hammer or knife-milling operations which destroy the integrity of the wire or cord-like configurations of the steel and fiber. This is expected to prevent the creation of steel powder and fiber fluff. Disintegration will be accomplished solely through the exertion of pressure. The TCS-1 System disintegration process is not expected to break the steel wires or to affect their integrity in any way. Based upon performance tests of the TCS-1 System's proprietary disintegration mechanism, the Company expects that the TCS-1 System's ability to prevent the creation of steel powder will result in easy and efficient separation and removal of the steel by magnetic means, without the substantial loss of rubber powder which occurs with the methods described opposite.

The fiber, which will not lose its thread or cordlike configuration, will be broken in the disintegration process into lengths of from 1/2 to 4 inches. Rubber that is attached to the fiber creates a saleable product with unique properties. Furthermore, tests indicate that, in this form, the fiber can be easily separated from the rubber crumb by passing it through wire mesh screens. The salvaged steel wire pieces and fiber threads will be useable and saleable.

Based on the foregoing and on test results, Management believes that: (i) the rubber powder yielded by the TCS-1 System will contain only an insignificant amount of fiber and steel; (ii) wastage of salvageable rubber powder will be reduced from the approximately 30% associated

In using a hammer or knife-mill for this operation, however, the following problems arise: (i) running at an efficient speed, the fiber fluff (which is contained in the rubber crumb) may clog the mechanism; and (ii) the action of the hammer or knife-mill will heat the rubber to the point where it will become so soft that instead of being pulverized into a powder, it will simply be softened and mashed and thereby will further clog the mechanism.

To avoid these problems, the hammer or knifemilling operations can be conducted at low feed rates, which will reduce the foregoing problems, but which may not be economically feasible. Conventional cryogenic systems deal with this problem by using liquid nitrogen to cool the previously chopped and shredded material before feeding it into the hammer or knife-mill. Some ambient systems do not freeze the rubber, but instead inject liquid nitrogen directly into the mill to keep the rubber from softening.

Knife-milling or hammer-milling operations will create further problems because all of the fiber and steel, which is mixed in with the rubber crumb, will have been ground up and pulverized along with the rubber, with the following results:
(i) the steel components of the tires will have been ground or pulverized into a fine powder, which cannot be allowed to remain as a contaminant in the rubber powder if the rubber is to have any economic value. The steel must therefore be removed magnetically. However, the fine steel powder will be thoroughly mixed in with the rubber powder, the magnetic action which is meant to pull out the minute particles of steel, will necessarily also draw out substantial amounts of the surrounding rubber particles. Losses of rubber powder resulting from the magnetic removal of the steel powder are estimated to amount to approximately 15% of the total rubber powder produced. Such wastage adds substantially to the cost of useable product yielded by these systems. The steel powder is not useable for any purpose and has no economic value. It must be transported and deposited in landfills which again adds to the cost of any useable product produced. (ii) The thread or cord-like configuration of the fiber will have been disintegrated into the cotton-like "fluff"


with the use of  conventional  cryogenic or ambient  systems to an estimated 3%.
(iii) instead of unusable steel powder and fiber fluff, which recyclers must pay to have hauled away and deposited in landfills, the TCS-1 System will yield clean useable, and saleable reclaimed steel and fiber as well as two types of rubber powder containing only insignificant amounts of fiber and steel.

described above. This fluff will attract and hold significant amounts of the powdered rubber and steel. Separation of the steel and rubber particles from the fiber fluff is nearly impossible because the fine particles are trapped in the entangling strands and adhere to them. It is estimated that up to 15% of the rubber powder will be trapped in the fiber fluff and drawn out with it. The fluff has no current economic value and actually constitutes a liability because it must be transported and disposed of, usually as landfill.

The wastage of up to 15% of the rubber powder, which results from losing the rubber which is trapped in the fiber fluff, together with the additional 15% of the rubber powder which clings to the pulverized steel particles when they are removed magnetically, brings total losses of rubber powder to approximately 30%, which is reflected in a concomitant increase in the cost of the product produced.

Recovery Ratio

Current shredding operations recover on average twelve pounds, representing 75%, of the rubber contained in every twenty pound tire. All of the fiber and steel, and the balance of the rubber components of each tire are, in most cases, not reclaimed, for the reasons described above. The result is a loss of approximately eight pounds of unrecovered, unrecycled rubber, steel, and fiber, representing 40% of the constituent materials of the tire, which must be transported and disposed of in landfills or other solid waste disposal facilities.

Recovery  Ratio

For the reasons described above, and based on performance tests of the scale model prototype of the TCS-1 System's proprietary disintegration mechanism, Management expects that almost all of the rubber, steel, and fiber components of the tire will be recovered in useable and saleable condition.

Production and Supply


     The Company has been engaged in designing and developing, and intends within the current fiscal year to begin manufacturing, on a commercial basis, its proprietary cryogenic tire disintegration system, referred to herein as the "TCS-1 System". The Company's activities to date have focused on the design and creation of the TCS-1 System. In connection with these activities, the Company has been dependent on arrangements with its subcontractors for the manufacture and assembly of the principal components incorporated into the TCS-1 System (see "Agreements With Subcontractors", below).

     If the Company is able to raise sufficient funding and if no presently unforeseen problems with the technology develop, the Company expects to commence manufacturing the TCS-1 System on a commercial basis prior to the end of 1997. The Company intends to continue to effect all TCS-1 System manufacturing operations through its subcontractors. It will therefore be substantially dependent on the ability of such subcontractors to satisfy performance and quality specifications and to dedicate sufficient production capacity for all TCS-1 System scheduled delivery dates. The Company believes that all of its subcontractors have the requisite manufacturing capabilities and the willingness to dedicate sufficient amounts of their manufacturing capacity to allow the Company to meet all TCS-1 System delivery dates, currently scheduled or expected to be scheduled for not less than the next two years. However, no assurance can be given that this will in fact be the case and failure on the part of the Company's subcontractors in these regards would adversely affect the Company's ability to manufacture and deliver TCS-1 Systems on a timely and competitive basis. In such event the Company would have to replace or supplement its present subcontractors. There can be no assurance that should it be necessary to do so, the Company would be able to find capable replacements for its subcontractors on a timely basis and on terms beneficial to the Company, if at all; The Company's inability to do so would have a material adverse effect on its business.

      Components of the TCS-1 Systems, which are not manufactured by the Company's subcontractors specifically for the TCS-1 System, will be purchased, either directly by the Company or indirectly through its subcontractors from third-party manufacturers. The Company believes that numerous alternative sources of supply for all such components are readily available.

Agreements With Subcontractors

      The Company has entered into agreements with three machinery manufacturing, engineering and designing firms located in Quebec. Two of such firms have accepted unregistered and restricted shares of Company's Common Stock in payment of part of their fees. The following is a discussion of the principal terms of the subcontractor agreements:

Agreement with Fedico, Inc.

      In January of 1997, the Company entered into an agreement (the "Fedico Agreement") with Fedico, Inc. of St-Hubert, Quebec ("Fedico"), a machinery design firm located in Quebec. Prior thereto, Fedico had provided consulting and other design engineering services to the Company since the spring of 1996. Pursuant to the terms of the Fedico Agreement, Fedico will act as the project leader, guiding the over-all design and engineering of the TCS-1 System. In addition to supervising the over-all assembly and start-up procedures of the first full-scale production model of the TCS-1 System, Fedico will design, engineer, and fabricate certain peripheral equipment. The term of the Fedico Agreement is for seven years, retroactively effective as of September, 1996.

      The Agreement provides further that Fedico will:

      (a) collaborate with the Company on development of initial specification requirements, by way of: (i) researching and evaluating the available applicable technologies; (ii) conceptualizing designs concepts; (iii) preparing preliminary layout drawings of each component and of the integration thereof into the TCS-1 System;

      (b) prepare detailed preliminary layout designs of each element of the TCS-1 System;

      (c) prepare detailed drawings of each element of the TCS-1 System and prepare the "bill of materials" which is a complete list of all components of the System;

      (d) be present or available, during the assembly of the TCS-1 System to correct any problems that may arise;

      (e) be present or available during start-up procedures upon completion of the assembly of the TCS-1 System and correct any problems that arise during the course of such procedures;

      (f) upon commencement of satisfactory operation of the TCS-1 System, revise all drawings to produce complete, final, "as-built" designs and prepare a documentation package for the facilitation of the operation and maintenance of the System.

      The Fedico Agreement also provides for the retention of Fedico for a minimum of five hundred hours per year during the course of such agreement at reasonable, competitive hourly rates for technicians, draftsmen, and intermediate engineers, with overtime, on-site services, and travel expenses at prevailing market rates. The terms of the Fedico Agreement are substantially as set forth in detail in the Company's annual report on Form 10-KSB for the year ended June 30, 1996. For further details, reference is made to the discussion contained in Item I of the 1996 10-K under "Proposed Product Proposed Agreement with Fedico, Inc.".

Agreement with Lefebvre Freres Limitee

      In January of 1997, the Company entered into an agreement (the "Lefebvre Agreement") with Lefebvre Freres Limitee ("Lefebvre"), a subsidiary of Lefebvre Inc., of Montreal, Quebec. Lefebvre, specializes in custom design and fabrication of industrial machinery. With its sister companies, Foresteel (specializing in pressure vessels and welding) and Atelier D'Usinage Trempe (specializing in high precision machining), Lefebvre is widely recognized for its extensive experience and expertise in designing and constructing equipment used in the pulp and paper, metallurgy, fiber, power generation, and many other industries. Lefebvre had been providing the Company with design consulting and other valuable design engineering services to the Company since the spring of 1996. In recognition of services rendered by Lefebvre prior to the finalization of the Lefebvre Agreement, it was made retroactively effective as of July 23, 1996. Services provided by Lefebvre prior to January 1997 included the completion of the initial design specifications for the TCS-1 System's Disintegration Unit Assembly.

      Under the terms of the Lefebvre Agreement, Lefebvre was retained to design and construct a prototype disintegration unit for the TCS-1 System at competitive rates. Lefebvre agreed to accept payment of approximately one-third of its price for the foregoing in 340,160 unregistered shares of the common stock of the Company. The stock portion of such price was issued to Lefebvre on January 17, 1997. Prior to such date, that part of the design work on the disintegration system, which was allocated to the stock portion of the purchase price, had been completed.

      The terms of the Lefebvre Agreement are substantially as set forth in detail in the Company's annual report on Form 10-KSB for the year ended June 30, 1996. For further details, reference is made to the discussion contained in Item I of the 1996 10-K under "Proposed Product - Proposed Agreement with Lefebvre Freres Limitee".

Agreement with Plasti-Systemes, Inc.

      In January of 1997, the Company entered into an agreement (the "Plasti-Systemes Agreement") with Plasti-Systemes, Inc. ("Plasti-Systemes") of Ville D'Anjou Quebec. Prior to that date, Plasti-Systemes had been providing consulting services respecting the design, construction, and installation of the "front-end" of the TCS-1 System under agreed upon terms, but without a written agreement. The PlastiSystemes Agreement provides for Plasti-Systemes to design (including rendering of all necessary engineering drawings), construct, and install the "front-end" of the TCS-1 System. The Front End System will consist of a series of mechanisms which will automatically, at the rate of three tires per minute: (i) clean and debead the tires; (ii) separate the sidewalls from the treads; (iii) cut both sidewalls and treads into sections ready for processing; and (iv) transport the beads and tire sections into separate areas for disposal or processing.

      The Plasti-Systemes Agreement, which was made retroactively effective as of October 16, 1996, covers mechanical work and equipment. Plasti-Systemes agreed to accept payment of 26% of its total price for the foregoing 255,010 unregistered shares of the common stock of the Company. The stock portion of such price was issued to Plasti-Systemes on January 17, 1997. Prior to such date, that part of the design and engineering work on the front-end system, which was allocated to the stock portion of the purchase price, had been completed. The terms of the Plasti-Systemes Agreement are substantially as set forth in detail in the Company's annual report on Form 10-KSB for the year ended June 30, 1996. For further details, reference is made to the discussion contained in Item I of the 1996 10-K under "Proposed Product - Proposed Agreement with Plasti-Systemes, Inc.".

Proposed Services

TCS-1 System Maintenance:
  Technical and Market Support

      The Company requires all of its TCS-1 System purchasers to agree to enter into a Maintenance and Technical and Market Support Agreement (the "Proposed Maintenance Agreements"). In connection therewith the Company intends to provide timely, high quality technical support to insure that the TCS-1 System will perform in conformance with its specifications. Until the test phase of the first production sized model of the TCS-1 System is completed, the Company will be unable to finalize the definitive parameters of the services which it intends to offer under the Proposed Maintenance Agreements. Currently proposed plans call for the Company, or the Company's designated service provider, to provide, or be responsible for, all technical and other labor necessary for the maintenance of the TCS-1 System at a performance level capable of disintegrating the equivalent of one million automobile tires per year on a twenty-four hour per day, three hundred sixty-five day per year basis, in accordance with an operations and performance specifications manual to be furnished to the customer.

      The Proposed Maintenance Agreements are expected to require the Company to provide (i) regularly scheduled on-site preventive maintenance including but not be limited to inspection and assessment of wear factors affecting all constituent components of the System and determination and effectuation of replacement and/or recalibration requirements and (ii) unscheduled remedial maintenance, on an as needed basis. Other responsibilities which the Company, or its authorized service provider, are intended to assume under the Proposed Maintenance Agreements will include: (i) providing and maintaining computerized equipment to monitor and document the performance by the operator of the TCS-1 System of all routine maintenance procedures; (ii) reviewing the data retrieved thereby on a monthly, or more frequent, basis; (iii) immediately advising the operator of any improper performance of any of such Procedures; (iv) providing remedial instructions to the Operator's personnel with respect to the proper performance of certain routine maintenance procedures to be performed by the TCS-1 System Operator, and; (v) upon request of the Operator, re-training its personnel. The Proposed Maintenance Agreements are intended also to provide that the Company, or its authorized service provider, will provide an initial training period for the operator's personnel as well as continuing training, seminars and updates, on an as needed basis.

      The Proposed Maintenance Agreements are also intended to provide for additional technical and market support including Pre-Operational Support by way of, among other things: (i) assistance to the Operator with respect to procedures and requirements related to obtaining all licenses, permits, and other requirements for the establishment and operation of a TCS-1 System Plant, including the development, documentation, and furnishing of all required technical, environmental, operational, and other information and data; (ii) instructions and assistance with respect to all applicable federal, state, and local regulations and requirements respecting the preparation of the site and the installation and operation of a TCS-1 System at the site.

      In addition, the Proposed Maintenance Agreements will require that the Company, or its authorized service provider establish and maintain laboratory facilities at which they shall:


      (a) test and monitor the quality and properties of the rubber crumb produced by the TCS-1 System, including but not limited to: (i) total production rates (ii) the comparative percentages of various crumb rubber mesh sizes produced, and (iii) wear factors existing or developing in the disintegration mechanisms, so as to generate a continual data base for the anticipation and determination of the maintenance, remediation, and recalibration requirements of the disintegration mechanisms and all other constituent components of the System under actual operating conditions;

      (b) test and monitor, on a continuing basis, oil samples from the TCS-1 System so as to ascertain and monitor the wear factors on the bearings and on other components of the System;

      (c) record and maintain all test data and records for the TCS-1 System in a monthly log to be furnished to the operator at regular intervals on a monthly basis, or on request by the operator, and be available to the Operator at all times to discuss the meaning and significance of all test results and any remedial or other actions which such data indicate is necessary or advisable;

      (d) creating and developing new products and uses for rubber crumb produced by the TCS-1 System.

      It is intended that the Company, or its authorized service provider will also be responsible for certain accounting and record keeping services, including providing accounting software to monitor the operations and output of the TCS-1 System. It is intended that the Proposed Maintenance Agreements will also impose obligations upon the Company, or its authorized service providers to stock replacement parts for the TCS-1 System in order to minimize any interruptions in the continual operation of the System.

      The monthly maintenance fee for all services to be provided by the Company, or its authorized service provider under the Proposed Maintenance Agreements is presently expected to be $9,500 per month.

Negotiations With Proposed Service Provider

      The Company is presently negotiating with Louis Sanzaro ("Sanzaro"), a director of the Company and the controlling person of the two entities (Ocean/Ventures III, Inc. and Oceans Tire Recycling & Processing Co., Inc.) which have ordered nine of the ten TCS-1 Systems presently on order, to organize and operate a maintenance company capable of serving as the Company's authorized service provider and meeting all of the above described responsibilities. Mr. Sanzaro has worked closely with the Company on the development of the TCS-1 System and the proposed maintenance and technical support program. Mr. Sanzaro is a highly respected, knowledgeable, and experienced operator of recycling organizations in New Jersey and the Company believes that he is eminently qualified to organize and head its maintenance and technical support effort. While the parties have not yet entered into an agreement respecting the terms under which Mr. Sanzaro or an organization under his control will direct the Company's maintenance services, they are currently in negotiations respecting such arrangements. Currently, however, the Company expects that the service provider to be organized and operated by Mr. Sanzaro will be paid a flat fee of $4,000 per month to cover all of the services described above. The service provider is also expected to furnish, at no additional cost, all equipment necessary to effect the provision of such services.

Proposed Tire Shredding Operations

      The Company has taken preliminary steps to enter a new related business segment. Plans for these proposed operations include on-site scrap tire shredding operations in Quebec under a five-year, government sponsored stockpile abatement program (the "Quebec Program") which will fund the clean-up of scrap tire stockpiles at the rate of Cdn $1.00 (approximately $0.72 U.S., at current exchange rates) for every tire recycled and removed. In connection therewith, the Company is presently engaged in negotiations with CG TIRE, Inc. ("CGT"), a wholly owned subsidiary of Continental General Tire Inc. ("General Tire")(4) and Recyc-Quebec, the Canadian government agency involved in designing and managing the Quebec Used Tire Program. According to Recyc-Quebec, there could be more than 30 millions tires accumulated in about 40 stockpiles in the province of Quebec. As it is always the case for stockpile estimates in North America however, these numbers are only approximate.

      In order to qualify to participate in the Quebec Program and receive the Cdn $1.00 per tire payment, recycling operations must take place in Quebec and must be effected by a recycling company located in Quebec. The Company is located in Quebec and it has been advised by Recyc-Quebec that the on-site shredding operations which the Company proposes to conduct will qualify as a "recycling activity" for purposes of the Quebec Program. The Company is seeking a long-term commitment from the Quebec government for a total of Cdn $20,000,000 (approximately $14,400,000 U.S., at current exchange rates) to be allocated to tipping fees of Cdn $1.00 per tire for the Company. In connection therewith, meetings have been held and discussions have occurred by and among the Company, CGT, Mr. Bernard Landry (the Vice-Premier of Quebec), and Mr. Albert Leblanc (the President of Recyc-Quebec). While the Company is reasonably optimistic about the outcome of such meetings and discussions, it is unable to give any assurance that it will in fact be successful in obtaining the firm commitment from the government which it will require in order to commence operations in this area. Moreover, even if the Company is able to move forward with this project, there can be no assurance at this time that it will be profitable.

--------
(4) General Tire is the fourth largest tire manufacturer in the world. It has denominated CG TIRE, Inc. as "The Continental General Tire Recycling Effort"

      The Company is currently negotiating the terms of an agreement with CGT which, while not finalized, presently contemplates that: (i) CGT would be obligated to accept, for a tipping fee of Cdn $0.25 (approximately $0.18 U.S.) per tire to be paid to CGT, up to 4 million tires per year in 2 inch chips; (ii) The Company would be responsible for delivery of the tires to CGT in North Carolina, in accordance with an agreed upon schedule and other terms. Current plans contemplate that the Company would be responsible for acquiring the tires from various Quebec stockpile owners, reducing the whole tires into 2" X 2" chips with mobile shredders, and removing the tire chips from the sites by means of truck transportation to a train off-loading facility in Quebec for transport by train to CGT's facility near Charlotte, North Carolina.

      On August 12, 1997, the Company entered into an agreement with Mr. Richard Grenier (the "Grenier Agreement") for the purchase of approximately 4.5 million scrap tires presently owned by Mr. Grenier and stockpiled on his property in St-Jean-Chrystostome, Quebec, for an aggregate purchase price of Cdn $175,000 (approximately $126,000 U.S., or $0.028 per tire, at current exchange rates). Payment terms required a nonrefundable downpayment of Cdn $15,000 (approximately $10,800 U.S. at current exchange rates) upon execution, with the balance payable at the closing of the Grenier Agreement, which must take place on or before October 31, 1997. The Grenier Agreement also provides that the Company will have access to the property on which the tires are stockpiled and will be permitted to conduct the shredding of the tires thereat. The Company will acquire only the tire inventory and not the land on which it is stored nor any piece of equipment situated thereon. The Company is currently in negotiations, and has received a letter of intent from, the owner of another Quebec stockpile (the "Ganby Stockpile") of approximately 500,000 tires, to acquire such tires free of charge. In addition the Company is engaged in negotiations with the owner of the largest scrap tire stockpile in Quebec (the "Franklin Stockpile"), located in Franklin, just a few miles north of the NY State border, to secure supply for up to 25 million additional tires. The Company is unable to state at this time whether it will be able to close on the Grenier Agreement within the required time period or what the eventual outcome of its negotiations respecting the Ganby and Franklin Stockpiles will be.

      The Company has retained Avery de Billy, a Montreal law firm specializing in environmental law, to advise it with respect to any environmental liabilities which the Company may incur in connection with these proposed operations and to assist the Company with meeting all regulatory requirements and standards and obtaining all permits and legal certificates required in connection therewith.

Sales and Marketing

Sales

The O/V III Agreements

      On May 29, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "O/V III L&P Agreement") with Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III"). This agreement modified the terms of, and replaced, a prior agreement between the parties dated June 6, 1995 (the "Prior O/V III Agreement").(5) O/V III is under common ownership and control with the solid

--------
(5) Reference is made to the detailed discussion of the terms of the Prior O/V III Agreement included in the subtopic "Sales and Marketing" under the caption, "The O/V III Agreements" in Item I of the Company's annual report of Form 10-KSB for the fiscal year ended June 30, 1996, attached as an Exhibit hereto.

waste recycling firm, Ocean County Recycling Center, Inc. Under the terms of the L&P Agreement, O/V III Agreement, O/V III will purchase and lease the various components which comprise the constituent parts of the TCS-1 System. The Agreement provides for lease and purchase arrangements for eight Systems at an aggregate lease and purchase price of three million dollars ($3,000,000) each.

      Pursuant to the terms of the O/V III Agreement, certain non-proprietary equipment (the "NonProprietary Equipment") will be purchased by O/V III for a total purchase price of $2,250,000. Such equipment includes, but may not be limited to: (i) all bailing systems contained in the TCS-1 System, including all associated ancillary equipment and conveyance and exit belts, chutes and/or other components combined or integrated therewith, and (ii) freezing chambers and cryogenic systems.

      The other constituent components of the TCS-1 System comprise equipment which is proprietary to the Company (the "Proprietary Equipment"). Such Proprietary Equipment is, under the terms of the O/V III L&P Agreement, subject to a five year operating lease, with monthly lease payments of $12,500 each. The Proprietary Equipment consists of (i) the disintegration system including but not limited to all grinders contained therein, and (ii) the separation systems, including but not limited to: (a) a magnetic separator; (b) a fiber/crumb separator; (c) fiber collector; (d) crumb rubber sizing system; and (e) all integrated conveyance and exit belts, chutes, and other components.

      The O/V III L&P Agreement calls for the delivery of the first System by October 1998, with seven additional Systems scheduled for delivery every three months thereafter, through July 2000. The Agreement requires a downpayment of $25,000 for each System to be paid not less than fourteen months prior to the anticipated delivery date. In an effort to assist the Company at this early stage of its development, to date, O/V III has prepaid $25,000 down payments on five Systems. Other payment terms for each of the eight systems subject to the O/V III L&P Agreement, call for a $50,000 payment six months prior to the anticipated delivery, an additional $100,000 to be paid three months prior to the anticipated delivery date, and $1,825,000 on O/V III's acceptance of the System.

      Pursuant to the terms of the L&P Agreement, O/V III also entered into certain ancillary agreements with the Company, consisting of the following:

      (a) a royalty agreement (the "Royalty Agreement") pursuant to which O/V III will pay the Company a royalty of three percent (3%) of the gross proceeds from all sales of rubber crumb fiber and steel from scrap tires disintegrated through the utilization of the TCS-1 System;

      (b) a rubber crumb purchase option agreement (the "Rubber Crumb Agreement") pursuant to which O/V III has granted to the Company and option to purchase up to 40% of the rubber crumb, yielded by the disintegration of scrap tires in the TCS-1 System, at negotiated prices. The Company is currently exploring the feasibility of vertically integrating its operations so as to include the rubber crumb brokerage business and/or the value-added rubber crumb product development business. It obtained the rubber crumb purchase option in connection with the foregoing.

      The parties also agreed that they would enter into a maintenance and technical support agreement (the "Maintenance and Technical Support Agreement") pursuant to which the Company or its designated service provider ("Service Provider") will provide or be responsible for all technical and other labor necessary for the maintenance of the TCS-1 System at a performance level capable of disintegrating the equivalent of one million automobile tires per year on a twenty-four hour per day, three hundred sixty-five day per year basis. Services to be provided shall include but not be limited to the following: (i) regularly scheduled on-site preventive maintenance, which shall include but not be limited to inspection and assessment of wear factors affecting all constituent components of the System and determination and effectuation of replacement and/or recalibration requirements, and (ii) unscheduled remedial maintenance, on an as needed basis. Both scheduled and unscheduled service maintenance will include adjustments and replacement of parts, as deemed necessary by the Service Provider. The Company is presently in negotiations with Louis Sanzaro, a principal of O/V III, with respect to the possibility of Mr. Sanzaro's establishing an equipment maintenance company to serve as the Company's Service Provider for all Systems sold by the Company, including but not limiting to the eight Systems to be purchased by O/V III;

Agreements with Oceans Tire Recycling & Processing Co., Inc.

      On May 29, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "OTRP L&P Agreement") with Oceans Tire Recycling & Processing Co., Inc. ("OTRP"), a New Jersey corporation under common control with O/V III. Pursuant to the OTRP L&P Agreement, OTRP will purchase the first production model TCS-1 System. Under the terms of the Agreement, the anticipated delivery date for this System was September 15, 1997. The parties have agreed however to waive delivery at such date and to reschedule a new delivery date. OTRP will accept delivery at the Company's facility in Montreal to allow initial test phase operations to be conducted under supervision of both the Company and OTRP. This will also create an opportunity for OTRP's personnel to be trained by the Company's technical staff in the operation of the TCS-1 System.

      The terms of the OTRP L&P Agreement, pursuant to which the constituent components of the TCS-1 System will be leased and or purchased, are substantially identical to those of the O/V III L&P Agreement, as described above. The only significant differences are in the purchase price and payment terms. The purchase price for the Non-Proprietary Equipment is $1,225,000 and the terms of the 60- month operating lease call for monthly lease payments of $8,770 each. Accordingly, the aggregate lease/purchase price under the OTRP L&P Agreement is $1,751,200. OTRP has obtained "precommencement" sale and lease-back financing from an outside source for the Non-Proprietary Equipment being purchased under the Agreement. Pursuant thereto, OTRP has been making lease payments since April of 1997. The terms of OTRP's lease financing arrangements provide for the lessor to deliver the purchase price payments directly to the Company, to be used to fund the construction of the first TCS-1 production model. To date, approximately $605,000 of such financing has been paid to the Company and used for such purpose.

      Pursuant to the terms of the OTRP L&P Agreement, upon execution thereof, the parties also entered, or agreed to enter, into the same types of ancillary agreements as are described above with respect to the O/V III L&P Agreement, i.e., a maintenance and technical support agreement, a royalty agreement, and a rubber crumb purchase option agreement. The terms of all of such ancillary agreements are identical to those described above in connection with the O/V III Agreements.

The Recycletron Inc. Agreements

      On July 8, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "Recycletron L&P Agreement") with Recycletron Inc. ("Recycletron") of Montreal, Quebec. Pursuant to the Recycletron L&P Agreement, Recycletron will purchase one TCS-1 System, with delivery scheduled for the end of the second quarter of 1998. The terms of the Recycletron L&P Agreement, pursuant to which the constituent components of the TCS-1 System will be leased and or purchased, are substantially identical to those of the O/V III L&P Agreement, as described above. The only significant differences are in the purchase price and payment terms. The purchase price for the Non-Proprietary Equipment is $2,000,000 and the terms of the 60-month operating lease call for monthly lease payments of $12,500 each. Accordingly, the aggregate lease/purchase price under the Recycletron L&P Agreement is $2,750,000. Upon execution of the Agreement, Recycletron paid a $25,000 down payment. Other payment terms require additional payments of $100,000 six months prior to the anticipated delivery date, $125,000 prior to the anticipated delivery date, and $1,750,000 upon Recycletron's acceptance of the System.

      Pursuant to the terms of the Recycletron L&P Agreement, upon execution thereof, the parties also entered, or agreed to enter, into the same types of ancillary agreements as are described above with respect to the O/V III L&P Agreement, i.e., a maintenance and technical support agreement, a royalty agreement, and a rubber crumb purchase option agreement. The terms of all of such ancillary agreements are identical to those described above in connection with the O/V III Agreements.

Backlog

      As of September 18, 1997, the Company's backlog amounted to $28,501,200. Backlog includes firm orders under executed Equipment Lease and Purchase Agreements. The amount shown includes the aggregate of: (i) the full purchase price for those parts of the TCS-1 System which will be sold by the Company, and
(ii) total lease payments under the five-year operating lease which forms part of every Equipment Lease and Purchase Agreement. The $28,501,200 backlog presently booked includes: (i) one TCS-1 System ordered by OTRP for an aggregate lease/purchase price of $1,751,200, for which the Company has already received prepayment of $605,000 toward the purchase price; (ii) eight systems ordered by O/V III for an aggregate lease/purchase price of $3,000,000 each, for which the Company has already received over $130,000 by way of prepayments of the $25,000 downpayments (due for each system fourteen months before the scheduled delivery date of such System) on five of the eight Systems ordered by O/V III; and (iii) one TCS-1 System ordered by Recycletron for an aggregate lease/purchase price of $2,750,000, for which the Company has received a $25,000 down payment. The foregoing ten TCS-1 Systems are scheduled for delivery between November 1997 and July 2000, with two of such Systems (the OTRP and Recycletron Systems) scheduled for delivery during the current fiscal year. The balance of the ten Systems currently on order are scheduled for delivery between November 1998 and July 2000.

      The Company has not included in its backlog any revenues which may result from the Royalty Agreements which all TCS-1 System purchasers must enter into with the Company. These Royalty Agreements entitle the Company to receive a royalty in the amount of 3% of the gross revenues from sales of rubber crumb produced by the TCS-1 System. The Company has also not included an additional $5.7 million dollars in revenues which it expects to receive under the Proposed Maintenance Agreements to be signed in connection with the ten Systems already on order (see "Proposed Services", above).

      Although the stated backlog may be used as a guideline in determining the value of orders which are presently scheduled for delivery during the period indicated, it is subject to change by reason of several factors including possible cancellation of orders, change in the terms of the contracts, and other factors beyond the Company's control and should not be relied upon as being necessarily indicative of the Company's revenues or of the profits which the Company might realize when the results of such contracts are reported.

Dependence on Major Customer

      To date the Company has received orders for ten TCS-1 Systems, eight of which were ordered by Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III") and one of which was ordered by Oceans Tire Recycling & Processing Co., Inc. ("OTRP"). Both O/V III and OTRP are under the control of Louis Sanzaro. The loss of either of these two customers would have a major adverse effect on the Company. However, the Company also believes that while Mr. Sanzaro's companies comprise the initial TCS-1 System purchasers, future sales efforts will be widespread and, as the Company matures and its business develops, it will not be dependent upon the business of one or more major customers.

Marketing and Distribution

Potential Markets

      The Company believes that the potential market for its TCS-1 System can be expected to directly reflect the level of demand for economical, high quality rubber crumb derived from the recycling of scrap tires.

      The following discussion of the potential markets for rubber crumb assumes that the TCS-1 System will be capable of economically producing high quality recycled rubber crumb, in a variety of sizes, capable of being used in a wide range of products. While this accurately reflects management's present expectations, it should be noted that the TCS-1 System is still in the research and development stage. Further, because development of the TCS-1 System is at an early stage, the Company cannot give any assurance with respect to if, or when, it will in fact be able to complete the design and construction of the TCS-1 System in accordance with its plans and specifications or that, if completed, the TCS-1 System will perform as expected. Therefore, even if the demand for rubber crumb should increase in accordance with the Company's expectations, there can be no assurance that a concomitant development of demand for the TCS-1 System will develop.

Effect of Environmental Concerns
  on Development of New Markets for Scrap Tires

      Until approximately 1990, low tipping fees made landfills the most popular option for the disposal of scrap tires. In fact, according to the Scrap Tire Management Council (the "STMC"), until that time, management and market development efforts for scrap tires were non-existent or minimal. This was reflected in the fact that in 1990, only 25 million (approximately 11%) of the scrap tires generated annually in the United States were marketed for any purpose whatsoever. The remaining 89% were dumped or stockpiled. However, within the past few years, changes in the market for scrap tires has been swift and dynamic, resulting in significant market application alternatives to the landfilling and stockpiling of scrap tires.

      The STMC reported in its "Scrap Tire Use Disposal Study - 1996 Update" (which was published in April of 1997 and is referred to herein as the "STMC Study"), that significant progress has been achieved with respect to development of scrap tire management alternatives to landfilling and stockpiling. In 1996, market applications were found for 76% of all scrap tires (or 202 million tires). This means, however, that even as of 1996, 64 million additional tires (or 24% of the annually generated scrap tires that year) were still being landfilled or stockpiled in the United States alone.

      Notwithstanding the foregoing progress, in most developed countries, the traditional dumping of tires in landfills has been completely banned or the number of tires legally permitted to be dumped has been substantially reduced. Unfortunately, such measures often have the effect of simply exacerbating the problem of illegal tire dumping and above ground stockpiling. Increasingly in the United States, individual states sponsor scrap tire management programs. By 1994, 48 states had legislated laws governing and regulating proper handling, recovery, reuse, and disposal of discarded scrap tires. To date, over 34 of such states have provided at least some of the funding needed to build and support the tire recycling infrastructure which is or will be required to assure that the state's annual generation of scrap tires, as well as its already stockpiled tires, will be recovered, reused, and recycled. In Canada, most provinces have similar regulations. As a result of this proliferation of state regulations and the influence of the environmental movement, national attention has increasingly focused on the need to develop alternative methods of scrap tire disposal.

Market for Rubber Crumb

      Rubber is a valuable raw material and the Company believes that recycling this valuable resource from scrap tires is an ideal way to recover that value. Recycled scrap tire rubber is already used in a great variety of products, promoting longevity by adding it to asphalt pavement, adding bulk and providing drainage as a soil additive, providing durability as a carpet underpadding, increasing resiliency in running track surfaces and gymnasium floors, and absorbing shock and lessening the potential for injuries as a ground cover for playgrounds and other recreational areas.

      Recycling tires into reusable rubber crumb (or "ground rubber") was, as of 1996, the third largest use of scrap tires. "Rubber Crumb" is the end product of the tire disintegration processes discussed in, "Products and Services" below. The ideal rubber crumb is a powder, which can be produced in various particulate sizes, ranging from relatively coarse to very fine, and which is not significantly contaminated by fiber and metal particles. As noted above, the STMC Study reported that the largest use presently being made of scrap tires is burning them as tire derived fuel, with export (for refitting and reuse as tires) taking second place. However, as noted above, the use of scrap tires for ground rubber experienced an enormous surge during the last two years, increasing two hundred and seventy-seven percent (277%) from 4,500,000 tires in 1994 to 12,500,000 tires in 1996. Historically, most rubber crumb available and sold in the market was derived not from recycled scrap tires, but from tire "buffings". This situation has recently improved significantly, however, with tire buffings now representing 52% and scrap tires representing 48% of source material for rubber crumb. According to the STMC, the demand for rubber crumb for various uses could experience further substantial increases over the next two to five years, with expected overall growth in sales of rubber crumb from 25% to 33%. The Company believes that because the supply of buffings is limited, the main source of an increased supply of rubber crumb must come from scrap tires.

      At present, there are at least seven general categories of markets for rubber crumb of various sizes and grades. These consist of the following:

      * Rubber Modified Asphalt ("RMA", 168 million pounds in 1996): Rubber crumb can be blended with asphalt to modify the properties of asphalt used in highway construction. Rubber crumb can be used either as part of the asphalt rubber binder, seal coat, cape seal spray, or joint and crack sealant (generally referred to as "asphalt-rubber") or as an aggregate substitution (rubber modified asphalt concrete or "RUMAC"). At present, the cost of using asphalt-rubber and RUMAC is somewhat higher than conventional materials. However, the service life of such products has proved in some cases to be two to three times that of conventional asphalt pavements. While the use of ground rubber in asphalt pavement has a large potential market, certain technical issues must be addressed before the potential can be reached. The ability to recycle asphalt pavement containing ground rubber and the development of standards, particularly for materials testing and the environment are the key issues to be addressed. In general, asphalt-rubber, or the "wet process", has proven to be the most successful product, representing approximately 95% of the RMA market in 1996, according to the STMC. States using RMA to a significant degree include Arizona, California and Florida, with lesser activity in Kansas and Texas.

      * Bound Rubber Products (134 million pounds in 1996): Ground or powdered scrap tire rubber is formed into a set shape, usually held together by an adhesive material such as urethane or epoxy. Examples of such applications are injection molded products and extruded goods such as railroad crossing pads; dock bumpers, patio floor blocks, flooring material, roof walkway pads, and carpet underlay.

      * New Tire Manufacturing (48 million pounds in 1996): Fine rubber crumb or powder reclaimed from scrap tires can be used as a low volume filler material in both the tread and the sidewalls of new tires. The percentage of recycled rubber that can be used in new tires is somewhat in excess of 1.5%.

      *     Athletic and Recreational  Applications (24 million pounds in 1996):
            Coarse rubber crumb can be used in several applications, such as in running track material, grass surfaced playing areas, or as a substitute for playground surfaces. The use of rubber crumb for these purposes will generally make playing surfaces and running tracks more resilient and less rigid, but capable of maintaining traction and shape.

      *     Molded and Extruded Plastics and Rubber (18 million pounds in 1996):
            Finely ground scrap tire rubber can be placed into production molds to form products for the automotive industry, such as sound insulation, step pads, truck and trailer liners, matting and drip irrigation pipes. Management believes that there are significant potential markets for these applications which may result from continuing research and development of products using a surface modified rubber. There has also been increasing interest on the part of automotive manufacturers in the purchase of products which contain recycled rubber.

      * Friction Material (8 million pounds in 1996): Coarse rubber crumb is used in friction brake materials for brake pads and brake shoes.

Possibilities for Market Expansion and Added Value
  Through Availability of More, and Higher Quality, Product

      Notwithstanding the recent growth in the use of scrap tires for ground rubber, this application represented only 6% of the market for scrap tires in 1996. The Company attributes this limited market penetration principally to the lack of available high quality product. The TCS-1 System, however, has been specifically designed to address this problem through the economical production of high quality crumb rubber than is, to the best of management's knowledge, currently being produced from scrap tires. The Company believes that increases in the amount and quality of available crumb, at economically reasonable prices, creatively marketed, will inspire new uses for rubber crumb and expand the range and variety of products composed, in whole or in part, of such product. Moreover, the Company believes that as the demand for rubber crumb recycled from scrap tires increases, this market value will increase in proportion to the quantity of product sold and will that the product will be come inherently more valuable.

      The Company believes that growth in the market for rubber crumb will directly reflect a number of factors, including but not limited to: (i) the amount of rubber crumb available; (ii) the cost of available rubber crumb; (iii) the quality and characteristics of available crumb; and (iv) the availability of suitable substitutes for rubber crumb.

      There can be no assurance at this time, however, that the availability of rubber crumb quality which the Company expects that the TCS-1 will be able to produce, will necessarily lead to a significant expansion of the market for such product, or if it does, that the Company will necessarily benefit from such expansion.

Distribution

      The  Company's   objective  is  to  market  and  distribute  its  products
worldwide, through national and international distributors and sales representatives. However, to a large extent the Company has to date concentrated, and is continuing to concentrate, its efforts on completing the design, development, and construction of the first production model of the TCS-1 System and raising adequate financing to support such efforts. It has, therefore, not yet commenced a full scale marketing campaign and does not intend to do so until the production model is complete and adequate funding is available to cover the costs thereof. During the last two fiscal years and the subsequent period, the Company has however taken initial steps to prepare a foundation for a world-wide marketing program. In connection therewith, the Company has taken the following steps during the last fiscal year:

      (a) Appointed Vijay Kachru as Vice President of Market Development to oversee market and product development activities;

      (b) Entered into negotiations with Alan Crossley, a director of the Company, with respect to his serving as Sales and Marketing director for Europe;

      (c) Obtained the agreement of Louis Sanzaro, a director of the Company and the principal of Ocean Ventures III, Inc. and Oceans Tire Recycling & Processing Co., Inc. to accept appointment as the Company's exclusive sales distributor in the United States and Puerto Rico (see the discussions under the caption, "Sales"; see also Item 12. "Certain Relationships and Related Transactions" in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1997, enclosed as an exhibit hereto).

      The Company can make no assurances with respect to the success of its distribution strategy. Furthermore, the Company has limited resources to achieve the distribution of its products and no assurances can be given that the Company will not require additional financing, which may not be available, to achieve such objective.

Market Research and Development Studies

      In January of 1997, the Company retained Gapco Inc., a market research firm located in Madrid, Spain, headed by Alan Crossley(6). The study indicated that the tire recycling Industry in Spain is in its infancy but is under pressure to desist from the current practice of landfilling with unshredded tires, and concludes that there is therefore a possible opportunity at this time for the introduction of alternative scrap tire disposal methods.

--------
(6) Mr. Crossley, a director of the Company, was appointed as Sales and Marketing Director for Europe in July of 1997 after the completion of such study.

      Similar studies are being conducted in the rest of Europe, India and Pakistan. The company believes that both India and Pakistan are potential importers of ground rubber, or rubber crumb. This is based on the fact that these countries are expanding their tire and auto manufacturing capacities and are already experiencing supply shortages in rubber and carbon black. Based on the initial research, the Company believes that the recycling of tires would eventually gravitate toward production of products that can be assimilated in industries which manufacture any products which use rubber and plastic in their manufacture.

Canadian Operations

Tirex Canada

      The governments of Canada and, in particular, the province of Quebec, have officially acknowledged the pivotal role played by business investment in research and development in ensuring sustained economic growth and long-term prosperity. In order to encourage such activities, these governments support research and development programs by granting individuals and businesses tax incentives that encourage technological development in Quebec. As a result, Quebec offers the most generous tax incentives for research and development programs of which the Company is aware. In May of 1995, in an effort to take advantage of such financial incentives, the Company formed a Canadian corporation, 3143619 Canada Inc. (referred to herein as "Tirex Canada") in the Province of Quebec, Canada, for the purpose of completing all research and development work on the first production model of the TCS-1 System and, thereafter, to serve as the Company's manufacturing arm. For a discussion of the initial capitalization of Tirex Canada, the distribution of its shares among the Company and officers and directors of the Company who are Canadian residents, the terms of the shareholders agreement pursuant to which such shares are held, including but not limited to the rights of the Company to regain 100% record ownership of Tirex Canada, reference is made to the discussion under the caption "Existing and Proposed Canadian Financing, Manufacturing, and Research and Development Operations" in Item 1 of the Company's annual report on Form 10-K for the fiscal year ended June 30, 1996, enclosed as an exhibit hereto.

The Tirex Canada License

      Tirex Canada holds an exclusive, ten year license to design, develop, and manufacture the TCS-1 System in North America. The terms of the said license require that Tirex Canada may manufacture TCS- 1 Systems only upon and pursuant to specific purchase orders and requires that Tirex Canada sell all TCS-1 Systems which it manufactures exclusively to the Company.

Canadian Financial Assistance - Grants and Commitments

      Transfer of the Company's research and development, and its proposed manufacturing, activities to Tirex Canada has made the Company eligible for various Canadian and Quebec government programs which provide grants and tax incentives for eligible investment, research and development, and employeetraining activities. Canadian and Quebec tax incentives take the form of deductions and tax credits with respect to eligible research and development expenditures. Certain tax credits are refundable when they exceed the tax payable. Thus such credits function effectively as monetary grants. To qualify for such tax credits, research and development activities must comprise investigation or systematic technological or scientific research conducted through pure or applied research, undertaken to advance science and


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

develop new processes, materials, products or devices or to enhance even slightly existing processes, materials products or devices.

      Refundable tax credits are calculated as a percentage of eligible research and development expenses. They are called "refundable" because to the extent that the amount of the tax credit exceeds the taxes payable, they are paid over or "refunded" to the taxpayer. During the last fiscal year, virtually all of the activities connected with the development and construction of the first production model of the TCS-1 System qualified as eligible expenses. Moreover, some approved, anticipated tax credits for contemplated research and development expenditures can serve as "receivables" for the collateralization of debt. In this regard, the Company received the following grants and commitments since moving its operations to Quebec in the summer of 1995:

      (a) On March 22nd, 1996, the Ministry of Industry, Trade, and Commerce of Quebec (the "Quebec MITC") accepted a feasibility study, conducted by Techtran: Technology Transfer Institute, a technology-based consulting and project financing organization specializing in the development, financing, and project implementation of new technologies. To qualify for financial aid under this program, studies must be carried out by independent Quebec consulting firms, be related to eligible projects to be established in Quebec, and be done in respect of admissible projects. To be deemed "admissible", projects must address one of the industrial sectors under the responsibility of the Quebec Ministry of Industry, Commerce, Science and Technology (the "Quebec MICST") while being consistent with the government industrial
            development   policy.  The  development  of  the  TCS-1  System  was
            confirmed as an "admissible project" in this regard when the Techtran Feasibility Study was accepted by the Quebec MITC. In connection therewith, the Company received a total of $36,800 Canadian dollars, from the Quebec MITC in refundable tax credits, representing reimbursement of 40% of Company's costs for the said study.

      (b) On May 6, 1996, the Company received a commitment for a contribution of up to $500,000 Canadian dollars (approximately $360,000 United States dollars at current exchange rates) under the Industrial Recovery Program for Southwest Montreal for the development of the TCS-1 System. Such commitment comprises repayable loans in an aggregate amount not to exceed the greater of (i) approximately US $370,370 or (ii) twenty percent of the total costs actually paid by the Company in connection with the development of the TCS-1 System. To date, the Company has received a total of $450,000 Canadian dollars (approximately $326,000 United States dollars at current exchange rates) under such loan commitment. The balance will be available to the Company upon completion of the project.

      (c) On October 16, 1996, the Company obtained an "Agreement for Financial Assistance For Technology Development" (the "Recyc-Quebec Agreement") from La Societe Quebecoise de Recuperation et de Recyclagez ("Recyc-Quebec"). Pursuant thereto, Recyc-Quebec, a provincial government organization, has agreed to provide the Company with financial assistance consisting of the grant of an amount equal to fifty percent of the total eligible expenses of the development of the first full scale, production model of the TCS-1 System (the "Project"), up to an amount of seventy five thousand Canadian dollars (Cdn $75,000) (approximately fifty-four thousand United States dollars [US $54,000] at current exchange rates). To date the Company has received 50,000 Canadian dollars (approximately thirty-eight thousand, four hundred United States dollars [US $38,400] at current exchange rates) under this agreement. Such payment was based upon Recyc-Quebec's receipt and acceptance of the Company's proofs of payment of eligible expenses in the approximate amount of Cdn $ 76,800 (approximately US $56,064). The Company will be able to obtain the balance of 25,000 Canadian dollars (approximately nineteen thousand, two hundred United States dollars [$19,200] at current exchange rates) after it has paid 100% of all eligible expenses related to the Project and a final report respecting the achievements of the Project has been delivered to and accepted by Recyc-Quebec.

Research and Development

      The Company's technical expertise has been an important factor in its development and is expected to serve as a basis for future growth. Since its inception, the Company has devoted substantial resources to the design and development of the TCS-1 System as well as to raising the financing necessary for such activities. The Company expended approximately $600,000 on research and development activities during the fiscal year ended July 1997, (virtually ) all of which funds were applied to the design, development, and construction of the first TCS-1 production model.

      Research and Development activities during the fiscal year ended June 30, 1997, focused on completion of the engineering design of the TCS-1 System and redesign of the front end system to increase automation and optimize performance.

      All of such activities were carried out by the Company's engineering and technical staff, consisting of Louis V. Muro, Vice President in Charge of Engineering, and John Carr, Program Director, who devoted 100% of their time to such projects. Such activities were conducted in conjunction with the Company's outside Consultant, Bentley Environmental Engineering Inc., and the Company's outside subcontractors, Plasti-Systemes, Fedico, Inc., and Lefebvre Freres, Limitee.

      Although the basic design and development of the TCS-1 is expected to be brought to completion by the end of 1997, the Company intends to continue to seek to refine and enhance its tire disintegration technology and to enhance it to comply with emerging regulatory or industry standards or the requirements of a particular customer. The Company also intends to endeavor to develop new products and uses for the rubber crumb produced by the operation of the TCS-1 System.

Employees

      During the fiscal year ended June 30, 1997, the Company had seven employees including its officers: Terence C. Byrne, Louis V. Muro, John Threshie, and Vijay Kachru, its in-house Corporate and Securities Counsel, its Technical Program Director, and one secretary-receptionist. All of the foregoing persons devote their full time to the business and affairs of the Company. The Company also utilizes the services of several part-time consultants to assist them with market research and development and other matters. The Company intends to hire additional personnel, as needed.

Patent Protection

      On December 18, 1996, the Company filed patent applications in the United States and Canada based on provisional priority under preliminary patent applications filed on December 19, 1995. On October 23, 1997, the Company's application was allowed and pursuant thereto a United States Patent on the Company's cryogenic tire disintegration process and apparata will be issued with priority as of

December 19, 1995. Upon issuance of the said United States patent, the Company will submit the patent examination papers to the Canadian authorities. The Canadian patent, when issued, will also have a priority date of December 19, 1995. Prior to its having filed for patent protection, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 System. The Company has entered into confidentiality and invention assignment agreements with certain employees and consultants which limit access to, and disclosure or use of, the Tirex technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. The Company believes that the steps it has taken to date will provide some degree of protection and that the issuance of a patent pursuant to its application will materially improve this protection. However, no assurance can be given that this will be the case or that the Company will in fact be granted a patent. No assurance can be given, in the absence of a final court determination, that any particular patent is valid and enforceable or that any patent may not be the subject of patent infringement claims. The Company has no present knowledge of any information which would adversely affect the issuance of a patent pursuant to its current application or, should a patent be granted, the validity thereof.

      On or about September 13, 1996, the Company received a letter from attorneys for a New York based recycling company respecting its filing for worldwide patent protection for a tire recycling process utilizing a natural air freezing system and claiming that, upon issuance of its Canadian patent, the Company's recycling process would be the subject of a patent infringement claim. The Company responded to such letter on September 20, 1996 stating its position that any such claim would be completely without merit. The Company has received no further communications respecting this matter. Since that time, a member of the Company's engineering staff and the Company's patent agent have examined the patent which was involved in this matter and have concluded that the specifications thereof are different from those of the patent for which the Company has applied and that no meritorious patent infringement claim could arise in connection therewith.

Competition

      The Company knows of no devices, apparatus or equipment, utilizing technology which is identical or comparable to the TCS-1 System, which are presently being sold or used anywhere in the world, nor is it aware of any patents relating to the Technology. However, the Technology and the TCS-1 System, if and when developed, may reasonably be expected to compete with related or similar processes, machines, apparata or devices for tire disintegration, cryogenic or otherwise. Moreover prospective competitors which may enter the field may be considerably larger than the Company in total assets and resources. This could enable them to bring their own technologies to more advanced stages of development with more speed and efficiency than Company will be able to apply to the TCS-1 System. Additionally, manufacturers of presently available equipment may be in a position to operate research and development departments dedicated continually to improving conventional systems and to developing new and improved systems. There can be no assurance that the Company's Technology or the TCS-1 System, if developed, can successfully compete with existing systems or with any improved or new systems which may be developed in the future.

Government Regulation

      While the Company's equipment manufacturing operations may not be directly subject to extraordinary government regulations, the operations of the purchasers and operators of such equipment may be subject to extensive and rigorous government regulation designed to protect the environment. The Company's proposed rubber crumb re-grinding, and on-site tire shredding, operations will, however be directly subject to these types of government regulation.  As a result,  the  business  of the  Company  will be  directly  or
indirectly  subject  to,  and  may  be  affected  by,  government   regulations.
Management does not expect that the operation of the TCS-1 Systems, the re-grinding operations, or the on-site tire shredding will result in the emission of air pollutants, the disposal of combustion residues, or the storage of hazardous substances (as is the case with other tire recycling processes such as pyrolysis). However, establishing and operation any of the foregoing types of plants for tire recycling will require numerous permits and compliance with environmental and other government regulations, both in the United States and Canada and in most other foreign countries. Moreover, the Company is currently making preparations to enter into a five-year tire shredding project in Quebec (see "Proposed Tire Shredding Operations"). These operations, as well as the businesses of TCS-1 System operators, may involve, to varying degrees and for varying periods of time, the storage or "stockpiling" of scrap tires which, with their size, volume and composition, can pose a particularly serious environmental problem. Among the numerous problems relating to stockpiling scrap tires, is the fact that when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin. As a result, many states have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. For reasons including, but not limited to the problems described above, the Company and the purchasers of its TCS-1 Systems will be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies.

      Compliance with applicable environmental and other laws and regulations governing the business of the Company may impose a financial burden upon the Company that could adversely affect its business, financial condition, prospects, and results of operations. Likewise, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Systems could discourage potential customers from purchasing a TCS-1 System which would adversely affect the Company's business, prospects, results, and financial condition. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 System and make such by-products less profitable or even impossible to sell at an economically feasible price level.

      The process of obtaining required regulatory approvals may be lengthy and expensive for both the Company and for its TCS-1 System customers. Moreover, regulatory approvals, if granted, may include significant limitations on either the Company's or its customer's operations. The EPA and comparable state and local regulatory agencies actively enforce environmental regulations and conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizure or recall of products, operating restrictions, and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could impose costly new procedures for compliance, or prevent the Company or its TCS-1 customers from obtaining, or affect the timing of, regulatory approvals.

      The Company believes that existing government regulations, while extensive, will not result in the disability of either the Company or its TCS-1 System customers to operate profitably and in compliance with such regulations. In this regard, it has retained environmental attorneys in Montreal to advise it with respect to compliance with local environmental regulations applicable to its proposed tire shredding operations. It has also engaged a consultant to advise purchasers of its TCS-1 Systems with respect to compliance with local environmental regulations applicable to the installation and operation of the TCS-1

System. To date, the Company has not had to make significant capital expenditures relating to environmental compliance because it has not yet commenced operations. However, the inception of equipment manufacturing and, possibly, tire shredding operations together with continually changing compliance standards and technology, may affect the Company's future capital expenditure requirements relating to environmental compliance. Moreover, since all government regulations are subject to change and to interpretation by local administrations, the effect of government regulation could conceivably prevent, or delay for a considerable period of time, the development of the Company's business as planned and/or impose costly requirements on the Company or on its TCS-1 System customers, which could cause or result in competitive advantages to the Company's competitors or make the Company's or its TCS-1 customers' businesses less profitable, or unprofitable, to operate.

Properties

      The Company's corporate headquarters are located at 740 St. Maurice, Suite 201, Montreal, Quebec, H3C 1L5. The Company occupies a 1988 square foot suite in a modern office building located in the commercial and business district of South West Montreal. All of such facility is devoted to executive offices, reception, and conference areas including six executive offices. The Company occupies these premises under a three-year lease, dated June 23, 1997, (expires on June 30,2000) with Les Immeubles 740 Saint-Maurice Inc. The lease provides for monthly rental payments of 2,825 Canadian Dollars (approximately 2,034 United States Dollars at current exchange rates). Rental payments are inclusive of all taxes, utilities, and any other applicable fees or charges. The lease is renewable for an additional three years at market rates then prevailing.

      The Company intends during the present fiscal year to rent or purchase a manufacturing and storage facility of approximately 100,000 square feet to be used for assembling and warehousing the TCS- 1 Systems, as they are manufactured by the Company.


--------------------------------------------------------------------------------

                                LEGAL PROCEEDINGS

--------------------------------------------------------------------------------

RPM Incorporated

      There are no pending or threatened legal proceedings against RPM or to which RPM is a party or of which any of its assets is the subject. No director, officer, or affiliate of RPM, or any associate of any of them, is a party to or has a material interest in any proceeding adverse to RPM or Tirex.

The Tirex Corporation

      Tirex is the defendant in an action, commenced on June 18, 1997, in the United States District Court for the District of New Jersey, entitled Great American Commercial Funding Corp. vs. Tirex America Inc. The action arises out of a certain "placement fee agreement", executed by Tirex in February of 1996, under which Tirex, among other things, undertook to pay the plaintiff a "placement fee" in the amount of $250,000 and to grant to the plaintiff an option to acquire 400,000 shares of the company's common stock, at a price of $0.01 per share, in the event, and only in the event, that plaintiff succeeded in obtaining financing acceptable to Tirex. Although the amount and terms of the "financing" were not mentioned in the documents, it was clearly understood by the parties that Tirex was then seeking to obtain, and that the agreement contemplated, financing in an amount (assumed necessarily to be in the multi-million dollar range), adequate to fund the design and development of the TCS-1 System and to enable Tirex to initiate manufacturing such Systems on a commercial basis. Under the Agreement: (i) the plaintiff did not undertake to do anything other than "attempt" to secure financing acceptable to Tirex and (ii) Tirex had absolute discretion whether or not to accept any and all "financing" proposals.

      Several months elapsed after Tirex signed the Agreement without plaintiff ever introducing Tirex to any third party which was ready, willing, and able to produce the kind and type of financing which the plaintiff knew the defendant was seeking and needed. However, plaintiff did recommend a firm in Long Island which was engaged in the business of equipment lease financing. Tirex then introduced one of its customers to the such lease financing firm. The customer ultimately entered into a lease financing arrangement with such firm, pursuant to which Tirex was able to obtain some limited amounts of predelivery funds, but only because the customer agreed to do so, and the customer's principals fully collateralized any and all advance payments/loans made by or through the lease financing firm. Because the advances made to Tirex pursuant to that lease-financing arrangement clearly did not in any way constitute the type of financing contemplated by the parties or the Agreement, Tirex believes it has no financial obligation to the plaintiff pursuant to said "placement fee agreement".

      Tirex has filed an Answer denying any liability to the plaintiff in light, among other things, of the foregoing facts, and asserting, among other things, that: (i) the agreement was induced by plaintiff's material misrepresentations;
(ii) enforcement  thereof would be clearly  unconscionable in the circumstances;
(iii) plaintiff never introduced Tirex to any third party which was ready, willing, and able to produce the type of financing which the plaintiff knew Tirex was seeking and needed; and (iv) the so-called "placement fee agreement" was merely an offer for a unilateral contract which was terminated or revoked, and notice of such revocation was timely communicated to plaintiff before it rendered any substantial performance in reliance upon the offer. Tirex and its litigation counsel, Sheldon A. Weiss, believe that the plaintiffs complaint is without merit and that Tirex ultimately will prevail in this litigation.

      Tirex is unaware of any other pending or threatened legal proceedings to which it is a party or of which any of its assets is the subject. No director, officer, or affiliate of Tirex, or any associate of any of them, is a party to or has a material interest in any proceeding adverse to Tirex.

--------------------------------------------------------------------------------

                            DESCRIPTION OF SECURITIES

--------------------------------------------------------------------------------

Description of Securities Being Offered Hereby

Common Stock of RPM

      The authorized capital stock of RPM consists of twenty-one million shares (21,000,000) shares, par value $.001 per share, of which twenty million (20,000,000) shares are designated Common Stock, par value $.001 per share, and one million (1,000,000) shares are designated Preferred Stock, par value $.001 per share. There are presently three million (3,000,000) shares of RPM Common Stock and no shares of Preferred Stock issued and outstanding.

      RPM's Board of Directors may determine the times when, the terms under which, and the consideration for which, RPM shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by RPM.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share held. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of RPM.

RPM Debentures

      The Debentures bear interest at an annual rate of 10% from the date of their issue: payable semi-annually commencing six months from the issue date. They are due and payable on the first to occur of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Maker (RPM prior to the Merger discussed above or Tirex after the Merger). The Debentures are subject to anti-dilution provisions which may be activated under certain conditions, including but not limited to a reverse split of the issued and outstanding securities of Tirex. The Debentures shall be convertible, in whole or in part, at any time prior to maturity, at a conversion rate of $.20 per share, into the Common Stock of RPM (prior to the Merger) or the Common Stock of Tirex (after the Merger). If a Debenture is not converted, it may be redeemed by the holder any time after Maturity at 100% of the principal amount of the Debenture plus all interest accrued thereon. The Debentures have no voting rights. Each of the shares of Common Stock included in the Units and issuable upon conversion of the Debentures (the "Conversion Shares") will be Common Stock and will have one vote. The Debentures and the RPM Shares comprising the Units are not separable or transferable under any conditions prior to March 31, 1998.

Common Stock of Tirex

      The authorized capital stock of Tirex consists of fifty million shares (50,000,000) shares, par value $.001 per share, of which thirty-five million (35,000,000) shares are designated Common Stock par value $.001 per share, and fifteen million (15,000,000) shares are designated Open Stock, par value $.001 per share. There are presently thirty-eight million, seven hundred seventy-four thousand, six hundred twenty-five (38,774,625) shares of Common Stock issued and outstanding. The Open Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by Tirex's Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by Tirex's Board of Directors, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by Tirex's Board of Directors pursuant to authority vested in Tirex's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by Tirex's board of directors pursuant to authority vested in it in Tirex's Certificate of Incorporation.

      Tirex's Board of Directors may determine the times when, the terms under which, and the consideration for which, Tirex shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by Tirex.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share held. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of Tirex.

--------------------------------------------------------------------------------

                                MANAGEMENT OF RPM

--------------------------------------------------------------------------------



       Name            Age            Office Held                 Date Appointed
       ----            ---            -----------                 --------------
 Dr. Eugene Stricker    60     President and a Director          August, 1996

 Mark Schindler         76     Secretary, Treasurer and          September, 1996
                                  a Director

 Al Pietrangelo         39     Assistant Secretary, Assistant    March, 1997
                                  Treasurer and a Director

Family Relationships

      No family relationship has ever existed between any director, executive officer of RPM or any person contemplated to become such.

Business Experience

     The following summarizes the occupation and business experience during the past five years for each director, executive officer, and significant employee of Company:

      DR. EUGENE STRICKER was elected a Director upon the organization of RPM and has served the Company as President and Director since inception. He has been a partner with Mr. Schindler in Madison Venture Capital II, Inc. a venture capital firm, for more than the past five years. From 1968 until 1991, he held various administrative positions within the New York State Department of Health, including serving as special assistant to the Commissioner. Dr. Stricker is a graduate of the University of Maryland, received his Doctor of Dentistry from Howard University, Washington, D.C., and received a Masters in Public Health from the University of Michigan at Ann Arbor. He was a Director of Servtex International, Inc. from September 1991 until its merger with Hymedix, Inc. in February 1994. In December 1991 he became a Director of Natural Child Care, Inc. and, when it merged into Winners All International, Inc. in September 1992 he became Secretary on a part time basis and served in that capacity until November 1994. In July 1993, he became a Director of Light Savers USA, Inc. and served until February 1995 when that company was merged into Hospitality World Wide, Inc. (HWS:AMEX). Dr. Stricker was a Director and Secretary of Kushi Macrobiotics, Inc. from May 1994 to October 1996 when it merged with American Phoenix, Inc.

      MARK SCHINDLER was elected a Director, Secretary and Treasurer of RPM shortly after the organization of the Company in August 1996. He has been a partner with Dr. Stricker in Madison Venture Capital II, Inc. a venture capital firm, for more than the past five years. He was the owner, until 1984, of his own business engaged in electronic distribution. Mr. Schindler was a founder of Astrex, Inc. and its Chairman from September 1960 to August 1984. While he remains a Director and Vice President of that entity, he devotes no time to it other than attending Board Meetings. He was a Director of Servtex International, Inc. from September 1991 until its merger with Hymedix, Inc. in February 1994. In December 1991 he became a Director of Natural Child Care, Inc. and, when it merged into Winners All International, Inc. in September 1992 he became Treasurer on a part time basis and served in that capacity until November 1994. In July 1993, he became a Director of Light Savers USA, Inc. and served until February 1995 when that company merged into Hospitality World Wide (HWS:AMEX). Mr. Schindler was a Director and Treasurer of Kushi Macrobiotics, Inc. from May 1994 to October 1996 when it merged with American Phoenix, Inc.

      AL PIETRANGELO was elected an officer and Director of RPM in March 1997. From 1984 to February 1997, he held various positions in the securities industry. In March 1997, Mr. Pietrangelo became associated with Madison Venture Capital II, Inc. Mr. Pietrangelo also serves as President and CEO of Four Star Capital Management, Inc. and as President and a Director of Four Star Capital Markets, Inc. both companies being engaged in business consulting.

                          PRINCIPAL SHAREHOLDERS OF RPM

      The following table sets forth as of the date of this Memorandum the names of those persons holding more than 5% of the issued and outstanding shares of RPM common stock and the percentages held by such persons as adjusted for the maximum and minimum offering:


                    Number of     % Before       % After            % After
Name                Shares Held   Offering   Minimum Offering   Maximum Offering
----                -----------   --------   ----------------   ----------------

Dr. E. Stricker     1,130,000      37.67%        34.24%             29.35%

Mark Schindler      1,130,000      37.67%        29.35%             29.35%

Al. Pietrangelo       400,000      13.33%        12.12%             10.39%

      The remaining 340,000 shares of RPM Common Stock presently issued and outstanding were issued to Dr. Stricker and Mark Schindler in September, 1996 and were subsequently transferred by them to 18 persons. All such transfers were completed by Dr. Stricker and Mr. Schindler prior to March 31, 1997.

--------------------------------------------------------------------------------

                       MANAGEMENT OF THE TIREX CORPORATION

--------------------------------------------------------------------------------

Directors and Executive Officers of the Company

     The following sets forth the names and ages of all directors and executive officers of Company and the date when each director was appointed, and all positions and offices in Company held by each such person. Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified:
                                                                     Date
                                         Offices                  Appointed
         Name             Age              Held                    Director
         ----             ---              ----                    --------
Terence C. Byrne          39        President,                 January. 18, 1995
                                      Treasurer & Director

Louis V. Muro             63        Vice President             January 1, 1996
                                      of Engineering &
                                      Director

John G. Hartley           50        Director                   February 21, 1995

John L. Threshie, Jr.     43        Secretary,
                                      Vice President           June 1, 1996
                                      of Operations &
                                      Director

Louis Sanzaro             47        Director                   January 17, 1997

Alan Crossley             49        Director                   January 17, 1997

Vijay Kachru              46        Vice President of          September 1, 1996
                                       Market Development

Family Relationships

      No family relationship has ever existed between any director, executive officer of Company or any person contemplated to become such.

Business Experience

     The following summarizes the occupation and business experience during the past five years for each director, executive officer, and significant employee of Company:


      TERENCE C. BYRNE. Mr. Byrne has served as President, Treasurer, and a Director of Company since January 18, 1995. He holds a Bachelor's degree in Economics from Villanova University in Philadelphia. Mr. Byrne has been the controlling shareholder and an officer and director of Bartholemew

& Byrne, Inc., a consulting firm specializing in corporate finance and general business consulting, since its founding in January 1993. From September 1992 through August 1993, he directed European marketing and business development for Pacer Systems Corporation, a public company engaged in the business of systems engineering for high tech industries. From July 1989 to August 1992, Mr. Byrne served as president of Digital Optronics Corporation, a public company which, until August 1992, was engaged in the business of manufacturing digital optronic measuring devices, principally for the defense industry. From November 1988 (prior to being acquired by Digital Optronics) until March 1992, Mr. Byrne also served as president and a director of Byrne Industries, Inc.("BII"), a wholly-owned subsidiary of Digital Optronics, Inc. BII was, until the drastic down-turn in the defense industry in March of 1991, in the business of manufacturing electronic defense equipment as a sub-contractor to major multi-billion dollar defense industry companies, such as Lockheed Aviation.

      LOUIS V. MURO. Mr. Muro acted as an engineering consultant to the Company from January 18, 1995 until January 1, 1996 when he was appointed as a Director and as Vice President In Charge of Engineering. Mr. Muro served as a Director of Company from December 29, 1992 until January 18, 1995. He also served as
Company's Secretary from December 29, 1992 until March 1994 when he was appointed President of Company, a position he held until January 18, 1995. Mr. Muro received a B.S. degree in Chemical Engineering from Newark College of Engineering in 1954, since which time he has continually been employed as a chemical engineer. From 1974 to 1993 Mr. Muro as been the sole shareholder of Ace Refiners Corp. of New Jersey, a precious metals refinery. From 1971 to 1974, he worked as an independent consultant and from 1964 until 1971, he was director of research and development for Vulcan Materials Corporation in Pittsburgh, Pennsylvania, a public company engaged in the business of recovering useable tin and clean steel from scrap tin plate. From 1960 to 1964, Mr. Muro was the sole proprietor of Space Metals Refining Co. in Woodbridge, New Jersey, a company involved in the purification of scrap germanium to transistor grade metal. From 1959 to 1960 he was employed by Chemical Construction Co., of New Brunswick, New Jersey, where he developed a process for the wastefree production of urea from ammonia, carbon dioxide and water. From 1954 to 1959, Mr. Muro worked in the research and development department at U.S. Metals Refining Co. in Carteret, New Jersey where he was involved with the refinement of precious metals.

      JOHN G. HARTLEY. Mr. Hartley holds a Bachelor of Science Degree in Economics from Manchester University in England. He has acted as a director of Pacer Systems Inc. since 1985. Pacer Systems is a publicly held company with offices in Boston, Massachusetts and is engaged in the business of Systems Engineering for high tech industries. Since 1993, Mr. Hartley has also served as a consultant to Moore Rowland International, an investment banking firm headquartered in Monaco.

      JOHN L. THRESHIE, JR. Mr. Threshie holds a Bachelor of Arts Degree from the University of North Carolina at Chapel Hill. He was an independent representative for Primerica Financial Services from 1991 through 1994. From 1988 to 1990, Mr. Threshie was an advertising account supervisor for Ammirati & Puris Inc., an advertising firm in New York, assigned to the BMW of North America account. From 1982 to 1988, Mr. Threshie was a senior account executive at Saatchi & Saatchie, Inc. in New York, assigned to the Toyota Account.

      LOUIS SANZARO. Mr. Sanzaro holds a degree in marketing from Marquette University. He is the President and a member of the Board of Directors of the nation-wide, Construction Material Recycling Association. Since 1986, he has served as President and CEO of Ocean County Recycling Center, Inc. ("Ocean County Recycling"), in Tom's River, New Jersey. Ocean County Recycling is in the business of remanufacturing construction and demolition debris for reuse as a substitute for virgin materials in the construction and road building industries. In addition, since 1989, Mr. Sanzaro has served as Vice President and Chief Operating Officer of Ocean Utility Contracting Co., Inc., a New Jersey Company engaged in the installation of sewer and water main pipelines and the construction of new roadway infrastructure. From 1973 until 1990, Mr. Sanzaro was the President and Chief Executive Officer of J and L Excavating and Contracting Co., Inc., a company engaged in the construction of residential, commercial, industrial, and government building. Mr. Sanzaro was a member of the Board of Directors of the New Jersey state-wide Utility Transportation

      ALAN CROSSLEY. Mr. Crossley holds a degree in Economics from Cambridge University in England and an MBA degree from INSEAD in France. In addition to serving as a Director of the Company, Mr. Crossley will participate in developing and will have charge of implementing the Company's projected marketing operations in Europe and Asia. Since 1986, Mr. Crossley has served as president of FAISLESA, Arganda del Rey in Madrid, Spain. FAISLESA, a company which Mr. Crossley established in 1986 as a venture capital project, is a manufacturer and applicator of thermal insulants and waterproofing products for the construction industry. FAISLESA runs a network of regional distributors throughout Spain and has its own application crews in the Madrid area. Mr. Crossley has full executive responsibility in all areas of manufacturing, marketing, research, and administration of FAISLESA. Mr. Crossley's previous business experience includes his work as a Eurocurrency trader in the International Division of S.G. Warburg and Co. Ltd., Merchant Bankers in London from 1968 to 1970, a management consultant for McKinsey and Company, Inc. in Brazil, France, Germany, Holland, Italy, Spain, Switzerland, the UK and the United States from 1971 to 1977, Managing Director of Satlan, S.A., a Madrid firm involved in International trading of petroleum products and various commodities from 1977 to 1980 and, President of Gapco, S.A., a Madrid commercial and financial consulting firm (1980-1994).

      VIJAY KACHRU. Ms. Kachru holds a Bachelor's degree in English Literature and has attended business management, marketing, and behavioral sciences courses at McGill University in Montreal. She was appointed Vice President In Charge of Market Development for the Company on September 1, 1996. From 1992 until she joined the Company, Ms. Kachru worked as an independent consultant in the area of market research and market development. Pfizer Canada, CP Rail marketing division and Techtran Technology Transfer Company were among her clients during this period. From 1989 until 1992, Ms. Kachru was a training specialist for CP Rail System where she designed and implemented a drug and alcohol abuse control program throughout North America. From 1981 to 1989, Ms. Kachru worked as a consultant with, among others, Proudfoot Consulting Firm on projects with Bell Canada, Alberta Great Telephone, Firestone Bridgestone, East Midland Electric Board in England, Columbus McKennin, and International Paper.